UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.)

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☐	Soliciting Material Pursuant to §240.14a-12

GTT Communications, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GTT COMMUNICATIONS, INC.

April 30, 2015

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of GTT Communications, Inc. to be held at 11:00 a.m., local time, on, Thursday, June 4, 2015, at our offices, 7900 Tysons One Place, Suite 1450, McLean, Virginia 22102.

At the annual meeting, you will be asked to elect seven directors, vote on a non-binding advisory resolution approving the compensation for certain of our executive officers, ratify the appointment of CohnReznick LLP as our independent registered public accounting firm for the current year ending December 31, 2015 and approve a new equity incentive plan. Details regarding the matters to be acted upon at this meeting appear in the accompanying Notice of Annual Meeting and Proxy Statement. Our Board of Directors unanimously recommends that stockholders vote in favor of the election of the nominated directors and in favor of each of the other proposals described in the Proxy Statement.

If you plan to attend the annual meeting, we request that you please attempt to provide at least two business days advance notice of your intent to attend by contacting Chris McKee, our General Counsel and Secretary, at (703) 442-5500. Whether or not you plan to attend the annual meeting, we urge you to complete, sign and date the accompanying proxy card and return it in the enclosed postage-prepaid envelope, or vote electronically at www.voteproxy.com, as soon as possible so that your shares will be represented at the annual meeting. If you later decide to attend the annual meeting or change your vote, you may withdraw your proxy and vote in person at the annual meeting. Voting by proxy will ensure your representation at the annual meeting if you do not attend in person.

We thank you for your continued support of GTT Communications.

Very truly yours,

/s/ Richard D. Calder, Jr.
Richard D. Calder, Jr.
President and Chief Executive Officer

GTT COMMUNICATIONS, INC.

7900 Tysons One Place

Suite 1450

McLean, Virginia 22102

__________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

__________________

TO BE HELD ON THURSDAY, JUNE 4, 2015

The Annual Meeting of Stockholders of GTT Communications, Inc., a Delaware corporation, will be held at 11:00 a.m., local time, on Thursday, June 4, 2015, at our offices, 7900 Tysons One Place, Suite 1450, McLean, Virginia 22102 for the following purposes:

1.       To elect seven directors to serve for a one-year term expiring at the 2016 Annual Meeting or until their successors are duly elected and qualified or until their earlier resignation or removal;

2.       To vote on an advisory resolution regarding the compensation of certain of the Company’s executive officers;

3.       To ratify the appointment of CohnReznick LLP as our independent registered public accounting firm for the current fiscal year ending December 31, 2015;

4.       To approve the 2015 Stock Option and Incentive Plan; and

5.       To transact such other business as may properly come before the meeting or any adjournment thereof.

These items of business are more fully described in the proxy statement accompanying this Notice.

Only stockholders of record at the close of business on April 20, 2015 are entitled to notice of and to vote at the meeting.

All stockholders are cordially invited to attend the meeting and vote in person. If you plan to attend the annual meeting, we request that you please attempt to provide at least two business days advance notice of your intent to attend by contacting the undersigned at (703) 442-5500. To assure your representation at the meeting, however, you are urged to mark, sign, date, and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose, or vote electronically at www.voteproxy.com as promptly as possible. You may vote in person at the meeting even if you have previously returned a proxy.

Sincerely,

/s/ Chris McKee
Chris McKee
General Counsel and Secretary

McLean, Virginia
April 30, 2015

GTT COMMUNICATIONS, INC.

7900 Tysons One Place

Suite 1450

McLean, Virginia 22102

__________________

PROXY STATEMENT

__________________

VOTING AND OTHER MATTERS

General

The enclosed proxy is solicited on behalf of GTT Communications, Inc., a Delaware corporation, by our Board of Directors for use at our Annual Meeting of Stockholders to be held on Thursday, June 4, 2015 at 11:00 a.m., local time, or at any adjournment thereof, for the purposes set forth in this proxy statement and in the accompanying meeting notice. The meeting will be held at our offices, 7900 Tysons One Place, Suite 1450, McLean, Virginia 22102.

These proxy solicitation materials will be first mailed on or about May 4, 2015 to all stockholders entitled to vote at the meeting.

Voting Securities and Voting Rights

Stockholders of record at the close of business on April 20, 2015, which we have set as the record date, are entitled to notice of and to vote at the meeting. On the record date, there were issued and outstanding 34,658,742 shares of our common stock. Each stockholder voting at the meeting, either in person or by proxy, may cast one vote per share of common stock held on all matters to be voted on at the meeting.

The presence, in person or by proxy, of the holders of a majority of our outstanding common stock entitled to vote at the meeting constitutes a quorum for the transaction of business at the meeting. Abstentions and broker non-votes are counted as present for the purpose of determining the presence or absence of a quorum for the transaction of business. Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee may vote the shares with respect to matters that are considered to be “routine,” but may not vote the shares with respect to “non-routine” matters. At the Annual Meeting, the ratification of the appointment of our independent registered public accounting firm (Proposal 3) is a matter considered “routine” under applicable rules (while each of our other proposals is considered “non-routine” under applicable rules) and since brokers have authority to vote at the Annual Meeting, broker votes will be counted towards establishing a quorum at the Annual Meeting.

Assuming that a quorum is present, a plurality of affirmative votes properly cast in person or by proxy will be required to elect directors. Approval of each other proposal presented to the Annual Meeting will require the affirmative vote of a majority of shares of common stock present in person or by proxy at the meeting and entitled to vote on such proposal. Votes cast by proxy or in person at the meeting will be tabulated by the inspector of elections appointed for the meeting and the inspector of elections will determine whether a quorum is present. The inspector of elections will treat abstentions and broker non-votes as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions will be counted toward the tabulation of votes cast as proposals presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes are not counted as votes cast and will therefore have no effect on the outcome of the vote to approve each proposal presented at the Annual Meeting.

Whether or not a stockholder plans to attend the Annual Meeting, a stockholder may vote by completing, signing and dating the accompanying proxy card and returning it in the postage-prepaid envelope enclosed for that purpose or by voting electronically at www.voteproxy.com. If a stockholder attends the meeting, the stockholder may vote in person even if the stockholder had previously returned a proxy card or voted electronically.

Voting of Proxies

When a proxy is properly executed and returned, the shares it represents will be voted at the meeting as directed. If a proxy is signed and returned without instructions for voting with respect to each proposal described in this proxy statement, the shares will be voted “for” each of the proposals for which no instructions are provided and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote before the Annual Meeting.

Revocability of Proxies

Any person giving a proxy may revoke the proxy at any time before its use by delivering to us either a written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

Solicitation

We will pay for this solicitation. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies also may be solicited by certain of our directors and officers, personally or by telephone or e-mail, without additional compensation.

Deadline for Receipt of Stockholder Proposals

Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at our 2016 annual meeting of stockholders, pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, or “Exchange Act”, by the Securities and Exchange Commission, or “SEC”, must be received at our principal executive offices not later than January 4, 2016 which is 120 days prior to the first anniversary of the mailing date of this proxy statement. Any proposal must comply with the requirements as to form and substance established by the SEC for such proposal to be included in our proxy statement.

If a stockholder who wishes to present a proposal fails to notify us by January 4, 2016 and such proposal is brought before the 2016 annual meeting, under the SEC’s proxy rules, the proxies solicited by management with respect to the 2016 annual meeting will confer discretionary voting authority with respect to the stockholder’s proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC’s proxy rules. Stockholders should submit their proposals to GTT Communications, Inc., 7900 Tysons One Place, Suite 1450, McLean, Virginia 22102, Attention: Corporate Secretary.

Annual Report and Other Matters

Our annual report on Form 10-K for the year ended December 31, 2014, which was mailed to stockholders with or preceding this proxy statement, contains financial and other information about our Company, but is not incorporated into this proxy statement and is not to be considered a part of these proxy soliciting materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.

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The proxy statement and our annual report on Form 10-K are both available free of charge at http://www.gtt.net/investor-relations. We will provide, without charge, additional copies of our annual report on Form 10-K for the year ended December 31, 2014, as filed with the SEC, to each stockholder of record as of the record date who requests a copy in writing. Any exhibits listed in the Form 10-K report also will be furnished upon request at the actual expense we incur in furnishing such exhibit. Any such requests should be directed to our Company’s secretary at our executive offices set forth in this proxy statement. We encourage you to vote via the Internet by following the links to the proxy statement and annual report on Form 10-K, which are both available at www.voteproxy.com.

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PROPOSAL 1

ELECTION OF DIRECTORS

Nominees

Our certificate of incorporation and bylaws provide that the number of our directors shall be fixed from time to time by resolution of our Board of Directors. Presently, the number of directors is fixed at seven. At each annual meeting of stockholders, directors will be elected for one-year terms to succeed the directors whose terms are expiring. Richard D. Calder, Jr., H. Brian Thompson, S. Joseph Bruno, Rhodric C. Hackman, Howard Janzen, Morgan E. O’Brien and Theodore B. Smith, III each have been nominated by our Board of Directors’ Nominating and Governance Committee for re-election for one-year terms expiring in 2016.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for each of the nominees named above. Each of the nominees is currently a director of our Company. In the event that any nominee is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee designated by the current Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director.

The Board of Directors recommends a vote “for” each of the nominees named herein.

Nominees for Director Standing for Election

Richard D. Calder, Jr., 51, has served as our Chief Executive Officer and Director since May 2007. Prior to joining us, from 2004 to 2006, Mr. Calder served as President & Chief Operating Officer of InPhonic, Inc., a publicly-traded online seller of wireless services and products. From 2001 to 2003, Mr. Calder served in a variety of executive roles for Broadwing Communications, Inc., including as President, Business Enterprises and Carrier Markets. From 1996 to 2001, Mr. Calder held several senior management positions with Winstar Communications, ultimately serving as President of the company’s South Division. In 1994, Mr. Calder helped to co-found Go Communications, a wireless communications company, and served as its Vice President of Corporate Development from its founding until 1996. Prior to co-founding Go Communications, Mr. Calder held a variety of marketing, business development, and engineering positions within MCI Communications, Inc. and Tellabs, Inc. Mr. Calder holds a Masters in Business Administration from Harvard Business School and received his Bachelor of Science in Electrical Engineering from Yale University. Mr. Calder’s role as an executive officer serving on the Board of Directors, together with his extensive relevant industry experience, qualify him for election to the Board of Directors.

H. Brian Thompson, 76, has served as Chairman of our Board of Directors since January 2005 and as our Executive Chairman since October 2006. From January 2005 until October 2006 and January 2007 until May 2007, Mr. Thompson also served as our Chief Executive Officer. Mr. Thompson continues to head his own private equity investment and advisory firm, Universal Telecommunications, Inc., focused on both start-up companies and consolidations taking place in the information/telecommunications business areas both domestically and internationally. From December 2002 to June 2007, he was Chairman of Comsat International, one of the largest independent telecommunications operators serving all of Latin America. He previously served as Chairman and Chief Executive Officer of Global TeleSystems Group, Inc. from March 1999 through September 2000. Mr. Thompson also served as Chairman and CEO of LCI International, Inc. from 1991 until its sale to Qwest Communications International, Inc. in June 1998. He became Vice Chairman of the Board for Qwest until his resignation in December 1998. From 1981 to 1990, Mr. Thompson served as Executive Vice President of MCI Communications Corporation. He currently serves as a member of the board of directors of Pendrell Corporation, Penske Automotive Group, Inc. and Sonus Networks, Inc. Mr. Thompson served as the Co-Chairman for the Americas and is currently on the Executive Committee of the Global Information Infrastructure Commission, a multinational organization launched in Brussels in 1995 to chart the role of the private sector in the developing global information and telecommunications infrastructure. He serves as a member of the Irish Prime Minister’s Ireland-America Economic Advisory Board. Mr. Thompson received his Masters of Business Administration from Harvard’s Graduate School of Business and holds an undergraduate degree in Chemical Engineering from the University of Massachusetts. Mr. Thompson’s extensive relevant industry experience, as both an executive officer

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and board member of communications companies, together with his investing experience, qualify him for election to the Board of Directors.

S. Joseph Bruno, 66, has been a Director since May 2007. Mr. Bruno has served since 2004 as President and CEO of Building Hope, a private foundation that develops and finances real estate facilities for charter schools. From 2001 to 2004, Mr. Bruno served as Senior Consultant- eHealth Division of BCE Emergis, an eCommerce service provider in the health and financial services sectors, where he focused on financial reporting, mergers and acquisitions, and tax compliance. From 2000 to 2002, Mr. Bruno also served as Director, International Operations for Carey International. From 1995 to 2000, Mr. Bruno was Senior Vice President, Chief Financial Officer and Corporate Secretary of United Payors & United Providers, Inc., a publicly-traded service provider in the health care industry. From 1989 to 1995, he was a partner at Coopers & Lybrand LLP which has merged with PriceWaterhouse to form PriceWaterhouseCoopers. From 1986 to 1989, Mr. Bruno served as Senior Vice President of Operations and Chief Financial Officer of Jurgovan & Blair, Inc., a health care and information technology services provider, and from 1971 to 1986, he was employed by KPMG Peat Marwick LLP, an international public accounting firm, including six years as a partner. Mr. Bruno currently serves on a number of boards in the charter school sector, including Somerset Preparatory Academy Public Charter School, the Center City Public Charter Schools, the Florida Consortium of Public Charter Schools, Idaho Charter School Network, and Friends of Choice in Urban Schools. He also chairs the Board of Medstar Georgetown University Hospital. Mr. Bruno has been a certified public accountant since 1972. Mr. Bruno received a B.A. in Finance and Accounting from the University of Maryland. Mr. Bruno’s extensive financial reporting experience, together with his managerial experience as both an executive officer and director, qualify him for election to the Board of Directors.

Rhodric C. Hackman, 67, has been a Director since January 2005, and from January 2005 to October 2006 served as our President and Secretary. In October 1999, Mr. Hackman co-founded Mercator Capital L.L.C., a merchant and investment bank focused on communications, media and technology. Mr. Hackman has been a partner of Mercator Capital and its affiliates since formation. Mr. Hackman received a B.S. from the United States Naval Academy and an M.B.A. from Cornell University. Mr. Hackman’s extensive experience in corporate finance regarding telecommunications companies qualify him for election to the Board of Directors.

Howard E. Janzen, 61, has been a Director since October 2006. Howard Janzen has served as President and CEO of Cool Planet Energy Systems since May 2012. Mr. Janzen was the Chief Executive Officer of One Communications, the country’s largest privately held multi-regional supplier of integrated telecommunications solutions to businesses, from March 2007 until its sale to Earthlink on April 1, 2011. From January 2004 to September 2005 he served as President of Sprint Business Solutions, the business unit serving Sprint’s global business customer base. From May 2003 to January 2004, he was President of Sprint’s Global Markets Group, a division of Sprint serving both consumer and business customers. From 1994 until October 2002, Mr. Janzen served as President and Chief Executive Officer, and Chairman from 2001, of Williams Communications Group. Beginning in 1979, Mr. Janzen served in a number of leadership roles in Williams’ energy and natural gas pipeline businesses. Mr. Janzen currently serves as a member of the Board of Directors for Sonus Networks and Vocera Communications. Mr. Janzen earned Bachelor of Science and Master of Science degrees in metallurgical engineering from The Colorado School of Mines and is a licensed Professional Engineer. He completed the Harvard Business School Program for Management Development. Mr. Janzen was named a Colorado School of Mines Distinguished Achievement Medalist and was inducted into the University of Tulsa, College of Engineering and Natural Sciences Hall of Fame. Mr. Janzen serves as a board member for a number of non-profit organizations including The Colorado School of Mines Foundation, The University of Tulsa, Hillcrest Healthcare System, Morningside Foundation and The Heart of America Boy Scout Council. He also serves on the Governor’s Science and Technology Council for the State of Oklahoma and is a Commissioner and Chairman of the Global Information Infrastructure Commission (GIIC). Mr. Janzen’s extensive relevant industry experience, as both an executive officer and board member of communications companies, qualify him for election to the Board of Directors.

Morgan O’Brien, 70, has been a Director since October 2006, and from January 2005 to October 2006 served as a Special Advisor to our Company. Mr. O’Brien serves as the Executive Vice Chairman of Pacific DataVision, a recognized leader in mobile workforce communications and location based solutions that increase the productivity of field-based workers and the efficiency of their dispatch and call center operations. Mr. O’Brien was the co-founder of Nextel Communications, Inc. in 1987 and served as its Chairman from 1987 to 1995, and then as Vice-Chairman until its merger with Sprint Communications in 2005. Recently Mr. O’Brien was inducted into the

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Washington Business Hall of Fame. He currently serves on the board of trustees of The Field School in Washington, DC and as a member of the Law Board of Northwestern University School of Law. Mr. O’Brien received an A.B. in Classical Studies from Georgetown University and a law degree from Northwestern University. Mr. O’Brien’s extensive relevant industry experience, as both an executive officer and board member of communications companies, qualify him for election to the Board of Directors.

Theodore B. Smith, III, 52, currently serves as Managing Director of Canrock Ventures, an early-stage venture fund, as well as Managing Director at the Geier Group LLC. He previously served as the Chairman and Chief Executive Officer of John Hassall, Inc., a privately held manufacturer of specialty aerospace and automotive fasteners from 2004 until 2014, when he successfully sold the business to Novaria Group, LLC. From 1997 to 2004, Mr. Smith served as President of John Hassall, Inc. and from 1989 to 1997 he served in various positions in manufacturing and sales for John Hassall, Inc. Prior to Hassall, Mr. Smith worked at Bear Sterns in Risk Arbitrage and Institutional Equities. He earned a Bachelor of Arts degree in Economics and Art History from Colgate University and completed the Stanford Executive Program, as well as the Harvard Business School Programs for Management Development. Mr. Smith also serves on the board of Sentiment Alpha, a hedge fund that harnesses the predictive powers of social media with quantitative trading strategies, and Crowdster, a peer-to-peer crowd engagement platform for events. He is also actively involved with a number of non-profits, including the Whitney Museum’s Photography Committee, Autism Speaks and the North Shore Land Alliance. Mr. Smith’s extensive experience, as both an executive officer and director, qualify him for election to the Board of Directors.

Information Relating to Corporate Governance and the Board of Directors

The Nominating and Governance Committee of our Board of Directors has determined, after considering all the relevant facts and circumstances, that each of Messrs. Bruno, Hackman, Janzen, O’Brien, and Smith are independent directors, as “independence” is defined in the federal securities laws and the NYSE Marketplace Rules.

Our bylaws authorize our Board of Directors to appoint among its members one or more committees, each consisting of one or more directors. Our Board of Directors has established three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Governance Committee.

Our Board of Directors has adopted charters for the Audit, Compensation and Nominating and Governance Committees describing the authority and responsibilities delegated to each committee by the Board of Directors. Our Board of Directors has also adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics and a Whistleblower Policy. We post on our website, at www.gtt.net, the charters of our Audit, Compensation and Nominating and Governance Committees and our Corporate Governance Guidelines, Code of Business Conduct and Ethics and Whistleblower Policy. These documents are also available in print to any stockholder requesting a copy in writing from our corporate secretary at our executive offices set forth in this proxy statement. We intend to disclose on our website any amendments to or waivers of a provision of our Code of Business Conduct and Ethics made with respect to our directors or executive officers.

Interested parties may communicate with our Board of Directors or specific members of our Board of Directors, including our independent directors and the members of our various board committees, by submitting a letter addressed to the Board of Directors of GTT Communications, Inc. c/o any specified individual director or directors at the address listed herein. Any such letters will be sent to the indicated directors.

The Audit Committee

The purpose of the Audit Committee is (i) to oversee the accounting and financial and reporting processes of our Company and the audits of the financial statements of our Company, (ii) to provide assistance to our Board of Directors with respect to its oversight of the integrity of the financial statements of our Company, our Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, and the performance of our Company’s internal audit function, if any, and independent registered public accounting firm, and (iii) to prepare the report required by the rules promulgated by the SEC. The primary responsibilities of the Audit Committee are set forth in its charter and include various matters with respect to the oversight of our Company’s accounting and financial reporting process and audits of the financial statements of our Company on behalf of our Board of Directors. The Audit Committee also selects the independent

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registered public accounting firm to conduct the annual audit of the financial statements of our Company; reviews the proposed scope of such audit; reviews accounting and financial controls of our Company with our financial accounting staff; and, unless otherwise delegated by our Board of Directors to another committee, reviews and approves transactions between us and our directors, officers, and their affiliates.

The Audit Committee currently consists of Messrs. Bruno, Smith, and O’Brien, each of whom is an independent director of our Company under the NYSE Marketplace Rules and under rules adopted by the SEC pursuant to the Sarbanes-Oxley Act of 2002. The Board of Directors previously determined that all members of the Audit Committee meet the requirements for financial literacy and that Mr. Bruno qualifies as an “audit committee financial expert” in accordance with applicable rules and regulations of the SEC. Mr. Bruno serves as the Chairman of the Audit Committee.

The Compensation Committee

The purpose of the Compensation Committee includes determining, or recommending to our Board of Directors for determination, the compensation of our Chief Executive Officer and any other executive officer of our Company who reports directly to the Board of Directors, and the members of the Board of Directors; determining, or recommending to the Board of Directors for determination, the compensation of all other executive officers of our Company; and discharging the responsibilities of our Board of Directors relating to our Company’s compensation programs and compensation of our Company’s executives. In fulfilling its responsibilities, the Compensation Committee shall also be entitled to delegate any or all of its responsibilities to a subcommittee of the Compensation Committee or to work with compensation consultants. The Company engaged Pearl Meyer & Partners to review the Company’s compensation philosophy and strategy. Our compensation consultants report directly to the Compensation Committee and do not provide any services to the Company other than those requested by the Chairperson of the Compensation Committee or his or her designee. More information on this engagement is provided in the Compensation Discussion and Analysis section below. In addition, information regarding our Company’s processes and procedures for the consideration and determination of executive and director compensation is addressed in the Compensation Discussion and Analysis below. The Compensation Committee currently consists of Messrs. Janzen, Hackman, and Smith. Mr. Janzen serves as the Chairman of the Compensation Committee.

The Nominating and Governance Committee

The purpose of the Nominating and Governance Committee includes selecting, or recommending to our Board of Directors for selection, the individuals to stand for election as directors at each annual meeting of our stockholders or, if applicable, a special meeting of our stockholders, overseeing the selection and composition of committees of our Board of Directors, overseeing our management continuity planning processes, and reviewing and updating our corporate governance policies, as applicable. The Nominating and Governance Committee identifies and reviews the qualifications of new director nominees consistent with selection criteria established by our Board of Directors and recommends the slate of nominees for inclusion in our Company’s proxy statement. The Nominating and Governance Committee’s process for selecting nominees to our Board of Directors is described in more detail under “Nominating and Governance Committee’s Process for Selecting Nominees to the Board of Directors” below. The Nominating and Governance Committee is also responsible for conducting the periodic evaluation of the performance of our Board of Directors and its committees and for considering questions of independence and possible conflicts of interest of members of our Board of Directors and executive officers. The Nominating and Governance Committee currently consists of Messrs. Hackman, Janzen and O’Brien. Mr. Hackman serves as the Chairman of the Nominating and Governance Committee.

Nominating and Governance Committee’s Process for Selecting Nominees to the Board of Directors

The Nominating and Governance Committee considers candidates for membership to our Board of Directors who are suggested by its members and other Board of Directors members, as well as by management, stockholders and other interested parties. The Nominating and Governance Committee may also retain a third-party search firm to identify candidates from time to time upon request of the Nominating and Governance Committee or the Board of Directors.

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Stockholders can recommend a prospective nominee for our Board of Directors by writing to our Corporate Secretary at our Company’s corporate headquarters setting forth, as to each person whom the stockholder proposes to nominate for election as a director (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person, (c) a description of the capital stock of our Company owned beneficially or of record by the person and (d) any other information relating to the person that would be required to be disclosed in a proxy statement, and whatever additional supporting material the stockholder considers appropriate. Any stockholder nominating a person for election as a director shall provide our Company’s Corporate Secretary with (1) the name and record address of such stockholder, (2) a description of the capital stock of our Company owned beneficially or of record by such stockholder, (3) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (4) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, and (5) any other information relating to such stockholder that would be required to be disclosed in a proxy statement. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

The Nominating and Governance Committee’s assessment of a nominee’s qualification for Board membership includes, among other things, the following criteria:

•	diversity, age, background and experience;

•	personal qualities and characteristics, accomplishments and reputation in the business community;

•	knowledge and contacts in the communities in which we conduct business and in our industry or other industries relevant to our business;

•	ability and expertise in various activities deemed appropriate by the Board of Directors; and

•	fit of a candidate’s skills, experience and personality with those of other directors in maintaining an effective, collegial and responsive Board of Directors.

The initial determination to seek a Board candidate is usually based on the need for additional Board members to fill vacancies or to expand the size of the Board of Directors, although the decision can also be based on the need for certain skill sets or qualifications, such as financial expertise. The Nominating and Governance Committee’s process for identifying and evaluating nominees for director is the same no matter who makes the recommendation.

Once the Nominating and Governance Committee has determined, in consultation with other Board members if appropriate, that additional consideration of a candidate is warranted, the Nominating and Governance Committee may, or it may request third parties to, gather additional information about the prospective candidate’s background, experience and independence. Following review of this information, if the Nominating and Governance Committee determines it is appropriate to proceed, the Nominating and Governance Committee or other members of the Board of Directors will generally interview the prospective candidate. The Nominating and Governance Committee then evaluates the prospective nominee against the standards and qualifications set forth above and such other relevant factors that the Nominating and Governance Committee or the Board of Directors deems appropriate, including the current composition of the Board and the candidate’s personal qualities, skills, characteristics and experience. Although we do not have a formal diversity policy, to foster and maintain a diversity of viewpoints, backgrounds and experiences on the Board of Directors, the Nominating and Governance Committee evaluates the mix of personal qualities, skills, characteristics and experience of the directors and assesses the nominees and potential candidates in the context of the current composition of the Board of Directors and our requirements.

Following this evaluation, if the Nominating and Governance Committee believes that the prospective candidate is qualified for nomination, generally the Nominating and Governance Committee will make a recommendation to the full Board of Directors, and the full Board of Directors will make the final determination whether the candidate should be nominated to the Board of Directors.

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Board Leadership Structure

Our Chairman of the Board position is separate from the position of Chief Executive Officer. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board to lead our Board of Directors in its fundamental role of providing advice to, and oversight of, management. Our Board recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our Chairman, particularly as the Board’s oversight responsibilities continue to grow. Our Board believes that having separate positions is the appropriate leadership structure for our Company at this time and allows each of the positions to be carried out more effectively than if one person were tasked with both the day-to-day oversight of our business as well as leadership of our Board. Our Chairman and our Chief Executive Officer work closely together to set the agenda for meetings of the Board of Directors and stockholders and to facilitate information flow between the Board of Directors and management.

Our Board of Directors has the necessary flexibility to determine whether the positions of Chairman of the Board and Chief Executive Officer should be held by the same person or by separate persons based on the leadership needs of our Company at any particular time.

Role of the Board of Directors in Risk Oversight

The Board of Directors has an active role in overseeing our risk management. In this regard, the Board of Directors regularly reviews and discusses information presented by management regarding our business and operations risks, including information and risks related to our long-term business strategy, actual and planned financial position and operational performance, industry trends and their potential impact on us, our competitive positioning, potential acquisitions and divestitures, our technology and market direction and regulatory and compliance matters, among others. The Board also reviews and approves corporate goals and budgets on an annual basis.  While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management, as described below. Senior management regularly reports to the Board or the appropriate committee of the Board on areas of material risk to our Company, which may include financial, legal and regulatory risks, and operational and strategic risks.

The Audit Committee oversees management of financial risks, including but not limited to accounting matters, tax positions, insurance coverage and security of our Company’s cash reserves. In particular, the Audit Committee focuses on financial risk, including internal controls, and receives an annual risk assessment report from our Company's internal auditors. The Audit Committee discusses with management major financial risk exposures and the steps management has taken to monitor and control such exposures, including our risk assessment and risk management policies. The Compensation Committee oversees risk management as it relates to our compensation plans, policies and practices in connection with structuring our executive compensation programs and reviewing our incentive compensation programs for other employees, and in this regard the Compensation Committee strives to create incentives that encourage a level of risk-taking behavior consistent with our Company's business strategy. The Compensation Committee discusses with management whether our compensation programs may create incentives for our employees to take excessive or inappropriate risks which could have a material adverse effect on our Company. The Nominating and Governance Committee manages risks associated with the independence and possible conflicts of interest of the Board of Directors. The Nominating and Governance Committee charter also requires the Nominating and Governance Committee to review our Company’s risk exposure relating to its functions and to provide guidance to the Board regarding its overall risk oversight responsibilities. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed about such risks by committee reports as well as advice and counsel from expert advisors.

Board and Committee Meetings

Our Board of Directors held a total of 7 meetings during the fiscal year ended December 31, 2014, in addition to taking action by unanimous written consent on 4 occasions. During the fiscal year ended December 31, 2014, the Audit Committee held a total of 5 meetings, the Compensation Committee held a total of 8 meetings and the Nominating and Governance Committee held 3 meetings. During 2014, no director attended fewer than 75% of

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the aggregate of (i) the total number of meetings of our Board of Directors, and (ii) the total number of meetings held by all Committees of our Board of Directors on which he was a member. We encourage each of our directors to attend the Annual Meeting of stockholders. Two members of our Board of Directors were present at our 2014 annual meeting.

Director Compensation and Other Information

The following table sets forth the compensation earned by our non-employee directors in 2014.

	Fees Earned or Paid	Stock Awards in Lieu	Stock Awards
Name	in Cash ($)	of Cash ($)(1)	($)(2)	Total
S. Joseph Bruno	$25,500	$25,500	$57,000	$108,000
Rhodric C. Hackman	$13,750	$41,250	$57,000	$112,000
Howared Janzen	$-	$49,000	$57,000	$106,000
Morgan O'Brien	$-	$46,000	$57,000	$103,000
Theodore B. Smith, III	$11,750	$35,250	$57,000	$104,000

(1)

Non-employee members of Board of Directors’ retainers and meeting fees (not including the shares shown in the column captioned “Stock Awards”) were paid in cash, stock or a mixture of cash and stock, at each director’s election. For the amounts of stock in lieu of cash, the stock award is issued on the last day of the quarter and vests immediately.

(2)	On July 1, 2014 each non-employee member of the Board of Director’s received a stock award of 5,507 restricted shares that vest in their entirety on July 1, 2015.

Overview of Director Compensation

We compensated non-employee members of our Board of Directors through a mixture of cash and equity-based compensation. We paid each non-employee director equity compensation valued at $57,000 and annualized cash compensation of $35,000, which cash compensation was paid in four equal installments at the end of each calendar quarter during which the non-employee director served as a member of our Board of Directors. The chairperson of the Audit Committee, Compensation Committee, Corporate Governance Committee, and ad hoc advisory committees received additional annualized cash compensation of $16,000, $11,000, $8,000, and $8,000, respectively, paid in four equal installments at the end of each calendar quarter during which the director served as the chairperson of such committee. Further, certain directors that served as a member of the Audit Committee, Compensation Committee, Corporate Governance Committee, and ad hoc advisory committees received additional annualized cash compensation of $5,000, $4,000, $3,000, and $3,000, respectively, paid in four equal installments at the end of each calendar quarter during which the director served as a member of the particular committee. For the fiscal year ending December 31, 2014 Messrs. Hackman, O’Brien and Smith participated in ad hoc advisory committees. We reimbursed our directors for reasonable travel and other expenses incurred in connection with attending meetings of our Board of Directors.

All retainers and meeting fees (other than the shares shown in the column captioned “Stock Awards” in the table above ) were paid in cash, stock or a mixture of cash and stock, at each director’s election. Employees who also serve as directors received no additional compensation for their services as a director.

Compensation Committee Interlocks and Insider Participation

Mr. Hackman served as President and Secretary of the Company during the period from January 2005 until October 2006. No other member of our Compensation Committee has served as one of our officers or employees at any time. None of our executive officers serve as a member of the compensation committee of any other company that has an executive officer serving as a member of our Board of Directors. None of our executive officers serve as

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a member of the board of directors of any other company that has an executive officer serving as a member of our Compensation Committee.

REPORT WITH RESPECT TO THE COMPANY’S INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The firm of CohnReznick LLP, an independent registered public accounting firm, has audited the consolidated financial statements of our Company for the fiscal years ended December 31, 2014 and 2013, respectively. We anticipate that representatives of CohnReznick LLP will be present at the meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions. Our Company anticipates that CohnReznick LLP will provide assistance during 2015 with respect to review of our Company’s quarterly filings with the SEC.

The aggregate fees billed to our Company by CohnReznick LLP for the fiscal years ended December 31, 2014 and 2013 are as follows:

	2014	2013

Audit Fees(1)	$495,000	$345,638
Audit Related Fees(2)	$-	$19,000

Total	$495,000	$364,638

(1)	Audit Fees consist of fees incurred for the audits of our annual financial statements and the review of our interim financial statements included in our quarterly reports on Form 10-Q for the first three quarters of each fiscal year.

(2)	Audit-Related Fees consist of fees incurred for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under the category “Audit Fees.”

The charter of our Audit Committee provides that the duties and responsibilities of our Audit Committee include the pre-approval of all audit, audit-related, tax, and other services permitted by law or applicable SEC regulations (including fee and cost ranges) to be performed by our independent registered public accounting firm. Any pre-approved services that will involve fees or costs exceeding pre-approved levels will also require specific pre-approval by the Audit Committee. Unless otherwise specified by the Audit Committee in pre-approving a service, the pre-approval will be effective for the 12-month period following pre-approval. The Audit Committee will not approve any non-audit services prohibited by applicable SEC regulations or any services in connection with a transaction initially recommended by the independent registered public accounting firm, the purpose of which may be tax avoidance and the tax treatment of which may not be supported by the Code and related regulations.

To the extent deemed appropriate, the Audit Committee may delegate pre-approval authority to the Chairman of the Audit Committee or any one or more other members of the Audit Committee provided that any member of the Audit Committee who has exercised any such delegation must report any such pre-approval decision to the Audit Committee at its next scheduled meeting. The Audit Committee will not delegate to management the pre-approval of services to be performed by the independent registered public accounting firm.

Our Audit Committee requires that our independent registered public accounting firm, in conjunction with our Chief Financial Officer, be responsible for seeking pre-approval for providing services to us and that any request for pre-approval must inform the Audit Committee about each service to be provided and must provide detail as to the particular service to be provided. 100% of the services provided to us by CohnReznick LLP for Audit Fees and Audit Related Fees, as shown in the table above, were approved by the Audit Committee in accordance with this pre-approval policy and procedure.

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REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees our Company’s accounting and financial reporting processes and the audits of its financial statements, including the performance and compensation of our Company’s independent auditor. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls and the certification of the integrity and reliability of our Company’s internal controls procedures.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed our Company’s financial statements for the years ended December 31, 2014 and 2013 and our Company’s Sarbanes-Oxley implementation plan with our Company’s management. The Audit Committee also reviewed with CohnReznick LLP, our Company’s independent registered public accounting firm, the results of their audit. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 16, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. This discussion included, among other things, the quality of our Company’s accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosure in our Company’s financial statements, including the disclosures related to critical accounting policies and practices used by our Company. The Audit Committee has reviewed permitted services under the rules of the SEC as currently in effect and discussed with CohnReznick LLP their independence from management and our Company, including the matters in the written disclosures and the letter from the independent registered public accounting firm required by the Public Company Accounting Oversight Board in Rule 3526 Communication with Audit Committees, and has considered and discussed the compatibility of non-audit services provided by CohnReznick LLP with that firm’s independence. In addition, the Audit Committee discussed the rules of the SEC that pertain to the Audit Committee and the roles and responsibilities of Audit Committee members.

Based on its review of the financial statements and the aforementioned discussions, the Audit Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board of Directors that the audited financial statements be included in our Company’s annual report on Form 10-K for the year ended December 31, 2014.

Respectfully submitted by the Audit Committee,

Joseph Bruno, Chair
Morgan E. O’Brien
Theodore B. Smith, III

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary. During 2014, our management team accomplished many performance goals. GTT successfully integrated an acquisition, expanded its core network assets, grew distribution channels, and completed its strongest sales year. Revenue increased to $207.3 million, a 32% increase over 2013. These accomplishments demonstrate a substantial effort and achievement by our management and establish the basis for the bonuses our Compensation Committee approved for 2014. In addition, the goals established for 2014 were based in part on the continued momentum of our management in accomplishing growth. The Company maintains two equity compensation plans, the 2011 Plan and the 2006 Plan and proposes to adopt the 2015 Plan, and we refer to these plans collectively as the “Equity Incentive Plan.”

We have prepared the following Compensation Discussion and Analysis to provide you with information that we believe is necessary to understand our executive compensation policies and decisions as they relate to the compensation of our named executive officers as identified in our Summary Compensation Table.

Objectives. We operate in a highly competitive and challenging environment. To attract, retain, and motivate qualified executive officers, we aim to establish wages and salaries that are competitive with those of executives employed by similar firms in our operating industries. Another objective of our compensation policies is to motivate employees by aligning their interests with those of our stockholders through equity incentives, thereby giving them a stake in our growth and prosperity and encouraging the continuance of their services with us or our subsidiaries. Given our relative size, we have determined to take a simple approach to compensating our named executive officers and to avoid other forms of compensation, such as awards under long-term cash incentive plans, non-qualified defined benefit plans and pension plans.

Our compensation program is designed to reward performance, both individual performance and the performance of our Company as a whole. While base salaries for our executives should reflect the marketplace for similar positions, a significant portion of their compensation is earned based on our financial performance and the financial performance of each executive’s area of responsibility. In March 2014, we established, and our Compensation Committee approved, quantifiable performance objectives for our Chief Executive Officer and members of our senior leadership team related to our 2014 performance. These objectives are described in greater detail under Annual Incentives (Cash Bonuses) below. We strongly believe in measurement of quantifiable results and this emanates from our belief that sustained strong financial performance is an effective means of enhancing long-term stockholder value.

Compensation Program Administration and Policies. The Compensation Committee, which is comprised exclusively of independent directors, has general responsibility for executive compensation and benefits, including incentive compensation and equity-based plans. Specific salary and bonus levels, as well as the amount and timing of equity grants, are determined on a case-by-case basis and reflect our overall compensation objectives as our desire to retain and motivate our employees manifests itself in how compensation is allocated to our named executive officers. Initial compensation elements for our named executive officers were established in employment agreements each has entered into with us. Those employment agreements provide for specified salaries (consistent with our objectives with respect to compensation) and some of them also contemplate potential bonus awards and equity grants to be awarded at the discretion of the Compensation Committee with reference to both our performance and the performance of the individual executive.

All employment agreements with executives are reviewed and approved by the Compensation Committee on an individual case basis. Similarly, the Compensation Committee serves as the administrator of our Equity Incentive Plan, and is authorized to grant equity awards under the Equity Incentive Plan. Finally, the Compensation Committee is responsible under each of the employment agreements to determine the extent to which each executive may be entitled to any bonus payments based upon individual and/or Company performance (as contemplated by the terms of those agreements).

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Pay Elements. Our compensation program consists of the following pay elements to our executive officers in varying combinations to accomplish our compensation objectives:

•	Base salary;

•	Annual bonus incentives;

•	Equity-based compensation (e.g., stock options and restricted stock grants) pursuant to the Equity Incentive Plan;

•	Certain executive perquisites and benefits; and

•	Security arrangements with respect to severance of employment and/or upon change-of-control.

We fix each executive’s base salary at a level we believe enables us to hire and retain individuals in a competitive environment and to reward satisfactory individual performance and a satisfactory level of contribution to our overall business goals. We utilize cash bonuses to reward performance achievements within the past fiscal year, and similarly, we utilize equity-based compensation under our Equity Incentive Plan to provide additional long-term rewards for short-term performance achievements, which we believe encourages similar performance over a longer term.

In order to obtain information about competitive pay levels, the Compensation Committee engaged Pearl Meyer & Partners beginning in 2013 and through 2014 to conduct a review of our total compensation program for the executive officers and to provide feedback to management and the Compensation Committee regarding the competitiveness and reasonableness of such compensation structure. Pearl Meyer & Partners continues to be retained by the Compensation Committee in 2015. Pearl Meyer & Partners did not provide any additional services to our Company during 2014 other than listed in this paragraph above. In order to identify competitive compensation practices and to evaluate the Company’s position against those it deems competitors for executive talent, the Compensation Committee reviews compensation surveys and takes into account the compensation practices of its competitors for executive talent. Recognizing that the Company is growing, that it is in a dynamic competitive market and that the comparative factors constantly evolve, the Compensation Committee undertakes its review annually in order to ensure that the comparisons are relevant and appropriate for compensation purposes.

Each compensation element and its purpose are further described below.

Base Salary. Base salary is intended to compensate the executive for the basic market value of the position and the responsibilities of that position relative to other positions in our Company. The base salary for each of our executives is initially established through negotiation at the time of hire, based on such factors as the duties and responsibilities of the position, the individual executive’s experience and qualifications, the executive’s prior salary and competitive salary information. Generally, the Chief Executive Officer will recommend annual base salary (and changes thereto) with respect to the other executives to the Compensation Committee. The Compensation Committee will determine the Chief Executive Officer’s base salary by reference to the same criteria.

We annually review our base salaries, and may adjust them from time to time based on market trends. We also review the applicable executive’s responsibilities, performance and experience. We do not provide formulaic base salary increases to our executives. If necessary, we realign base salaries with market levels for the same positions in companies of similar size to us represented in compensation data we review, if we identify significant market changes in our data analysis. Additionally, we intend to adjust base salaries as warranted throughout the year for promotions or other changes in the scope or breadth of an executive’s role or responsibilities.

Annual Incentives (Cash Bonuses). We provide a cash bonus opportunity to all of our executive officers. Generally, bonuses are payable to the extent provided in the employment agreements negotiated with individual executives as approved by the Compensation Committee. Those employment agreements that provide for the payment of cash bonuses contemplate that they are based upon an evaluation of both our Company’s performance and the performance of the individual executive and/or at the sole discretion of the Board of Directors. Individual performance is measured based on the achievement of quantifiable performance objectives established by the

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Compensation Committee at the beginning of our fiscal year. We believe linking cash bonuses to both Company and individual performance will motivate executives to focus on our annual revenue growth, profitability, cash flow and liquidity, which we believe should improve long-term stockholder value over time.

In March 2014, the Compensation Committee met to determine the performance objectives for the bonus payments to our senior executives. The target bonus payments would be made based on achievement of 2014 goals as follows: 30% based on revenue plan attainment, 50% based on adjusted EBITDA attainment and 20% based on personal performance objectives. For employees other than senior executives, the payments would be based on a different combination of attainment of the same goals.

Equity-Based Compensation. Each employment agreement with our named executive officers provides for certain specified initial grants of restricted stock and/or stock options. Our Compensation Committee believes that granting additional shares of restricted stock and/or stock options on an annual basis to existing executives provides an important incentive to retain executives and rewards them for our short-term performance while also creating long-term incentives to sustain that performance. Generally, grants of restricted stock and stock options vest over four years and no shares or options vest before the first day of the succeeding fiscal year (the fiscal year following the fiscal year in which the options were actually granted). In addition, in its sole discretion, our Compensation Committee may grant performance equity awards to drive aggressive long-term strategic goals, which will provide the executives an opportunity to earn above-market compensation if superior performance is achieved. In November 2014, the Compensation Committee granted equity awards based on performance against defined revenue and EBITDA targets which provide for the start of 50% vesting over a two-year period once the Company has achieved a $67 million Adjusted EBITDA annualized run rate; the start of 25% vesting over a one-year period once the Company has achieved a $100 million Adjusted EBITDA annualized run rate; and the start of 25% vesting over a one-year period once the Company has achieved a $400 million revenue annualized run rate. Subsequent vesting would occur only if the achievement of previous targets is maintained.

Equity Granting Policy. We do not have any practice, policy, or program allowing for timing of equity grants in relation to our current stock price or material non-public information. The grant date for stock option grants is the date upon which the Compensation Committee approves the grant of stock options to the particular employee. The Compensation Committee gave Mr. Calder the authority to grant equity awards up to 20,000 shares per employee, subject to certain limitations. The exercise price for stock option grants is set in accordance with the terms of the Equity Incentive Plan, which establishes the price as fair market valued determined by reference to the closing price of the common stock on the day of the grant.

Executive Perquisites and Benefits. We believe that our greatest resource is our employees and that it is appropriate to offer comprehensive and affordable health benefits to all full time employees and their eligible family members. Executive officers receive the same benefits as offered to all other full-time employees. We believe that a retirement program that assists executive officers in preparing for retirement is essential to attract and retain senior talent, and we provide to our full time employees a 401(k) plan with a matching contribution component. The value of the benefits provided to our named executive officers amounted to an aggregate cost in 2014 of $53,324, which represent employer contributions to the Company’s 401(k) contribution plan and health insurance premiums paid on behalf of the executives, which are provided on a non-discriminatory basis to all employees. We do not provide perquisites to our named executive officers.

Security Arrangements with Respect to Severance of Employment and/or Upon Change of Control. We believe that the protection of executives in the event of a change of control allows executives to focus on managing the business on a day-to-day basis. The employment agreement between us and Richard Calder, our Chief Executive Officer, Chris McKee, our General Counsel and Michael Bauer, who served as our Chief Financial Officer during 2014, contains certain terms and conditions relating to payments, accelerated vesting of option and restricted stock grants, and continuation of health benefits in the event of the severance of employment with us or upon our change of control. The specific terms and conditions relating to severance payments and accelerated vesting of option and restricted stock grants for Mr. Calder, Mr. McKee and Mr. Bauer are summarized below and graphically displayed in the section entitled “Potential Payments Upon Termination or Change of Control.” No new employment agreements were entered into during 2014.

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COMPENSATION COMMITTEE REPORT

The Compensation Committee is comprised entirely of independent directors. The Compensation Committee has reviewed the compensation discussion and analysis required by Item 402 of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the compensation discussion and analysis set forth above be included in this proxy statement.

Respectfully submitted by the Compensation Committee,

Howard Janzen, Chair
Theodore B. Smith, III
Rhodric Hackman

SUMMARY COMPENSATION TABLE
For Fiscal Year Ended December 31, 2014

The following table sets forth information regarding compensation earned or accrued during the fiscal years ended December 31, 2014 and 2013 by (a) each person who served as our chief executive officer and chief financial officer during 2014 and (b) our two other most highly compensated executive officers in 2014. We refer to these executive officers as our “named executive officers.”

			Stock		Option	Non-Equity
			Awards		Awards	Incentive Plan
		Salary	(1)		(1)	Compensation (2)	Total
Name	Year	($)	($)		($)	($)	($)
Brian Thompson,	2014	175,000	114,000	(3)			289,000
Executive Chairman	2013	175,000	114,000				289,000

Richard D. Calder, Jr.,	2014	360,000	3,044,675	(4)	488,721	426,960	4,320,356
Chief Executive Officer and President	2013	310,000	438,900		78,443	461,900	1,289,243

Michael Bauer,	2014	240,000	1,129,800	(5)	171,693	139,920	1,681,413
Chief Financial Officer and Treasurer	2013	200,000	145,200		29,883	119,200	494,283

Chris McKee,	2014	260,000	1,840,925	(6)	243,231	169,598	2,513,754
General Counsel and Secretary	2013	235,000	250,800		44,825	171,350	701,975

(1)	Amount reflects the aggregate grant date fair value of stock and option awards, computed in accordance with FASB ASC Topic 718. See Note 6 of the “Notes to Condensed Consolidated Financial Statements (Unaudited) — Share-Based Compensation” for a discussion of assumptions made in determining the value of our stock and option awards. For performance based awards the value is based on the probable outcome of the performance conditions.

(2)	Amounts reflect bonuses paid in respect of fiscal year 2014 based on the attainment of the Company’s performance goals described on page 15.

(3)	This amount reflects the value of the awards of restricted stock that were granted under our 2011 Equity Incentive Plan. On July 1, 2014 Mr. Thompson was granted 11,014 shares of restricted stock. The entire amount of shares of restricted stock will vest on July 1, 2015.

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(4)	This amount reflects the value of the awards of restricted stock and options were granted under our Equity Incentive Plan. On March 5, 2014, Mr. Calder was granted 37,700 shares of restricted stock and 64,900 stock options. 9,425 shares of the March 5, 2014 award of restricted stock vested on March 5, 2015 and the remaining 28,275 shares of restricted stock vest quarterly in equal amounts thereafter over a three-year period. Options in respect of 16,255 shares of the March 5, 2014 award of stock options vested on March 5, 2015 and options in respect of the remaining 48,645 shares vest quarterly in equal amounts thereafter over a three year period. On November 5, 2014, Mr. Calder was granted a performance grant of 200,000 shares of restricted stock. The performance grant provides for the start of 50% vesting over a two year period once the Company has achieved a $67 million Adjusted EBITDA annualized run rate; the start of 25% vesting over a one year period once the Company has achieved a $100 million Adjusted EBITDA annualized run rate; and the start of 25% vesting over a one year period once the Company has achieved a $400 million revenue annualized run rate.

(5)	This amount reflects the value of the awards of restricted stock and options were granted under our Equity Incentive Plan. On March 5, 2014, Mr. Bauer was granted 13,200 shares of restricted stock and 22,800 stock options. 3,300 shares of the March 5, 2014 award of restricted stock vested on March 5, 2015 and the remaining 9,900 shares of restricted stock vest quarterly in equal amounts thereafter over a three-year period. Options in respect of 5,700 shares of the March 5, 2014 award of stock options vested on March 5, 2015 and options in respect of the remaining 17,100 shares vest quarterly in equal amounts thereafter over a three year period. On November 5, 2014, Mr. Bauer was granted a performance grant of 75,000 shares of restricted stock. The performance grant provides for the start of 50% vesting over a two year period once the Company has achieved a $67 million Adjusted EBITDA annualized run rate; the start of 25% vesting over a one year period once the Company has achieved a $100 million Adjusted EBITDA annualized run rate; and the start of 25% vesting over a one year period once the Company has achieved a $400 million revenue annualized run rate.

(6)	This amount reflects the value of the awards of restricted stock and options were granted under our Equity Incentive Plan. On March 5, 2014, Mr. McKee was granted 18,700 shares of restricted stock and 32,300 stock options. 4,675 shares of the March 5, 2014 award of restricted stock vested on March 5, 2015 and the remaining 14,025 shares of restricted stock vest quarterly in equal amounts thereafter over a three-year period. Options in respect of 8,075 shares of the March 5, 2014 award of stock options vested on March 5, 2015 and options in respect of the remaining 24,225 shares vest quarterly in equal amounts thereafter over a three year period. On November 5, 2014, Mr. McKee was granted a performance grant of 125,000 shares of restricted stock. The performance grant provides for the start of 50% vesting over a two year period once the Company has achieved a $67 million Adjusted EBITDA annualized run rate; the start of 25% vesting over a one year period once the Company has achieved a $100 million Adjusted EBITDA annualized run rate; and the start of 25% vesting over a one year period once the Company has achieved a $400 million revenue annualized run rate.

The exercise price of options granted in 2014 is equal to the closing price of our stock on the applicable grant date, as reported on the New York Stock Exchange (NYSE). The grant date is the date the Compensation Committee approved the award.

Material terms of agreements with our named executive officers are described in “Employment Agreements with Executive Officers” below.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2014

The following table sets forth certain information concerning outstanding equity awards held by our named executive officers at December 31, 2014:

	Option Awards					Stock Awards
	Number of	Number of						Market
	Securities	Securities				Number of		Value of
	Underlying	Underlying				Shares of		Shares of
	Unexercised	Unexercised		Option		Stock that		Stock that
	Options:	Options:		Exercise	Option	Have Not		Have Not
	Exercisable	Unexercisable		Price	Expiration	Vested		Vested
Name	(#)	(#)		($)	Date	(#)		($)(1)

H. Brian Thompson	-	-		-	-	11,014	(2)	145,715
Richard D. Calder, Jr.	-	64,900	(3)	12.75	3/5/2024	396,606	(4)	5,247,097
	3,000	27,750	(5)	3.30	4/4/2023
	6,188	34,624	(6)	1.75	2/23/2022
	-	2,719	(7)	1.21	2/24/2021
Mike Bauer	-	7,843	(9)	12.75	3/5/2024	137,825	(8)	1,823,425
	6,000	10,000	(10)	3.30	4/4/2023
	10,000	6,000	(11)	2.12	6/26/2022
	5,625	375	(12)	1.21	2/24/2021
	10,000	-		1.21	2/25/2020
	10,000	-		0.36	2/26/2019
	10,000	-		0.49	11/3/2018
	10,000	-		0.75	2/1/2018
Chris McKee	-	32,300	(14)	12.75	3/5/2024	233,294	(13)	3,086,480
	9,000	15,000	(15)	3.30	4/4/2023
	20,500	19,500	(16)	1.75	2/23/2022
	18,281	1,219	(17)	1.21	2/24/2021
	10,000	-		1.24	3/5/2020
	40,000	-		0.60	5/1/2008

(1)	Determined by reference to the closing price of a share of our common stock on December 31, 2014, multiplied by the number of shares.

(2)	All shares vest on July 1, 2015.
(3)	Options in respect of 16,225 shares vested on March 5, 2015 and the options in respect of the remaining 48,675 shares vest quarterly in equal amounts thereafter over a three year period.
(4)	Shares in respect of the restricted shares vest quarterly in equal amounts through May 23, 2015, excluding certain performance grants, which vest on attainment of specific growth objectives for GTT.

(5)	Options in respect of the shares vest quarterly in equal amounts through April 4, 2017.

(6)	Options in respect of the shares vest quarterly in equal amounts through February 23, 2016.

(7)	The remaining options in respect of 2,719 shares vested on February 24, 2015.

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(8)	Shares in respect of the restricted shares vest quarterly in equal amounts through May 1, 2015, excluding certain performance grants, which vest on attainment of specific growth objectives for GTT.

(9)	Options in respect of the shares vest quarterly in equal amounts through March 5, 2018.

(10)	Options in respect of the shares vest quarterly in equal amounts through April 4, 2017.
(11)	Options in respect of the shares vested quarterly in equal amounts through June 26, 2016.

(12)	The remaining options in respect of 375 shares vested on February 24, 2015.

(13)	Shares in respect of the restricted shares vest quarterly in equal amounts through May 23, 2015, excluding certain performance grants, which vest on attainment of specific growth objectives for GTT.

(14)	Options in respect of the shares vest quarterly in equal amounts through March 5, 2018.

(15)	Options in respect of the shares vest quarterly in equal amounts through April 4, 2017.

(16)	Options in respect of the shares vested quarterly in equal amounts through February 23, 2016.

(17)	The remaining options in respect of 375 shares vested on February 24, 2015.

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OPTION EXERCISES AND STOCK VESTED

For Fiscal Year Ended December 31, 2014

The following table sets forth for the fiscal year ended December 31, 2014, certain information regarding options exercised and shares of restricted stock that vested during 2014 by our named executive officers:

	Number of Stock	Value Realized	Number of Shares	Value Realized
	Options Exercised	on Exercise	Acquired on Vesting	on Vesting
Name	(#)	($)(1)	(#)	($)(2)

H. Brian Thompson	—	—	30,000	307,800
Richard D. Calder, Jr.	108,219	867,097	95,750	1,115,718
Chris McKee	—	—	47,375	551,080
Michael Bauer	—	—	42,800	558,194

(1)	Option Award ($) value realized is based on the fair market value less exercise price at the time of exercise.
(2)	Restricted Stock Award ($) value realized is based on the fair market value at vesting.

Employment Arrangements with Executive Officers

In October 2006, we entered into an employment agreement with H. Brian Thompson to serve as our Executive Chairman. Mr. Thompson’s annual salary is subject to annual review and potential increase by our Compensation Committee. Mr. Thompson’s annual salary was increased to $175,000 in 2010.  Mr. Thompson’s employment agreement is terminable at-will.

In May 2007, we entered into an employment agreement with Richard Calder to serve as our Chief Executive Officer and President, which was amended in July 2008. Mr. Calder’s annual salary is subject to annual review and potential increase by our Compensation Committee. Our Compensation Committee determined that Mr. Calder was entitled to performance-based increase and his annual salary was increased to $360,000 in 2014. Mr. Calder is eligible for an annual cash bonus on the attainment of the Company’s performance goals described on page 15.

Mr. Calder’s employment agreement will remain in effect until it is terminated under any of the following circumstances affecting Mr. Calder, as applicable: (a) death, (b) disability, (c) termination by us for “cause,” (d) termination by us without “cause,” (e) termination by Mr. Calder for “good reason,” or (f) termination by Mr. Calder other than for “good reason.” The employment agreement for Mr. Calder provides for payments or other benefits upon the termination of his employment under specified circumstances as described below under Potential Payments Upon Termination or Change in Control.

In June 2012, we entered into an employment agreement with Michael Bauer to serve as our Chief Financial Officer. Mr. Bauer’s annual salary is subject to annual review and potential increase by our Compensation Committee. Our Compensation Committed determined that Mr. Bauer was entitled to performance-based increase and his annual salary was increased to $240,000 in 2014. Mr. Bauer is eligible for an annual cash bonus on the attainment of the Company’s performance goals described on page 15.

Mr. Bauer’s employment agreement will remain in effect until it is terminated under any of the following circumstances affecting Mr. Bauer, as applicable: (a) death, (b) disability, (c) termination by us for “cause,” (d) termination by us without “cause,” (e) termination by Mr. Bauer for “good reason,” or (f) termination by Mr. Bauer other than for “good reason.” The employment agreement for Mr. Bauer provides for payments or other benefits upon the termination of his employment under specified circumstances as described below under Potential Payments Upon Termination or Change in Control. The appointment in April 2015 of Michael Sicoli as our Chief Financial Officer is an event that entitles Mr. Bauer to terminate his employment for “good reason”, although he has not advised us that he intends to do so.

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In April 2008, we entered into an employment agreement with Chris McKee to serve as our General Counsel, which was amended in September 2011.  Mr. McKee’s annual salary is subject to annual review and potential increase by our Compensation Committee.  Our Compensation Committed determined that Mr. McKee was entitled to performance-based increase and his annual salary was increased to $260,000 in 2014.  Mr. McKee is eligible for an annual cash bonus on the attainment of the Company’s performance goals described on page 15.

Mr. McKee’s employment agreement will remain in effect until it is terminated under any of the following circumstances affecting Mr. McKee, as applicable: (a) death, (b) disability, (c) termination by us for “cause,” (d) termination by us without “cause,” (e) termination by Mr. McKee for “good reason,” or (f) termination by Mr. McKee other than for “good reason.” The employment agreement for Mr. McKee provides for payments or other benefits upon the termination of his employment under specified circumstances as described below under Potential Payments Upon Termination or Change in Control.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

If Mr. Calder’s employment is terminated due to disability, he is entitled to a continuation of health benefits for twelve months following his termination. If Mr. Calder’s employment is terminated by us without “cause,” or by Mr. Calder for “good reason,” all existing equity grants, including restricted stock, stock options or other awards, received from us by Mr. Calder will vest immediately and become fully exercisable, and Mr. Calder is entitled to receive his base salary, bonus, and health benefits for twelve months following his termination. In addition, upon our change of control, any existing equity grants, including restricted stock, stock options or other awards, received from us by Mr. Calder will vest immediately and become fully exercisable.

The following table describes the potential payments and benefits to which Mr. Calder would have been entitled upon the happening of the following events on December 31, 2014: (i) termination of Mr. Calder’s employment due to disability, (ii) termination of Mr. Calder’s employment by us without cause or by Mr. Calder for good reason, and (iii) our change of control. Mr. Calder would not be entitled to any payments upon any other kind of termination of his employment.

Event	Continuation of Salary & Bonus	Continuation of Health Benefits (1)	Long-Term Incentives (5)	Total
Termination of employment due to disability	—	$16,162	—	$16,162
Termination of employment by us without “cause”(2) or by Mr. Calder for “good reason” (3)	$720,000	$16,162	$5,838,041	$6,214,203
Change of Control(4) of GTT	—	—	$5,838,041	$5,838,041

(1)	These amounts are based on 2014 premium rates.

(2)	Under the employment agreement, Mr. Calder may be terminated for “cause” if he: (a) materially breaches his employment agreement, (b) fails or refuses to comply with lawful direction, (c) commits an act of fraud, embezzlement, misappropriation of funds, or dishonesty, (d) commits a breach of his fiduciary duty based on a good faith determination by our Board of Directors and after reasonably opportunity to cure if such breach is curable, (e) is grossly negligent or engages in willful misconduct in the performance of his duties hereunder, (f) is convicted of a felony or a crime of moral turpitude, or (g) has a drug or alcohol dependency, subject to certain cure rights.

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(3)	Under the employment agreement, Mr. Calder may terminate his employment for “good reason” following (a) the relocation of his primary office more than ten miles from McLean, Virginia, (b) a material change in his duties such that he is no longer our Chief Executive Officer, (c) the assignment to him of duties that are inconsistent with his position or that materially alter his ability to function as our Chief Executive Officer, or (d) a reduction in his total base compensation.

(4)	Under the employment agreement, change of control shall mean: (i) the company is merged, consolidated or reorganized into or with another corporation or other legal person (an “Acquirer”) and, as a result of such merger, consolidation or reorganization, less than fifty percent (50%) of the outstanding voting securities entitled to vote generally in the election of directors of the surviving, resulting or acquiring corporation or other legal person are owned, directly or indirectly in the aggregate by the stockholders of the company immediately prior to such merger, consolidation or reorganization, other than by the Acquirer or any corporation or other legal person controlling, controlled by or under common control with the Acquirer; (ii) the company sells all or substantially all of its business and/or assets to an Acquirer, of which less than fifty percent (50%) of the outstanding voting securities entitled to vote generally in the election of directors are owned, directly or indirectly, in the aggregate by the stockholders of the company immediately prior to such sale, other than by any corporation or other legal person controlling, controlled by or under common control with the Acquirer; or (iii) any other transaction or series of related transactions having an economic effect substantially equivalent to any of the foregoing in subsections (i) or (ii) immediately above. The Long Term Incentive payments would be in lieu of the Long-Term Incentives referred to in the preceding row. A corporate transaction means the consummation of a transaction in which we are consolidated with or acquired by another entity in a merger or sale of all or substantially all of our assets, other than a transaction to merely change the state of incorporation.

(5)	Represents the value derived from accelerated vesting of restricted stock and stock option.

If Mr. McKee’s employment is terminated due to disability, he is entitled to a continuation of health benefits for twelve months following his termination. If Mr. McKee’s employment is terminated by us without “cause,” or by Mr. McKee for “good reason,” Mr. McKee is entitled to receive his base salary and health benefits for twelve months following his termination. In addition, upon our change of control, any existing equity grants, including restricted stock, stock options or other awards, received from us by Mr. McKee will vest immediately and become fully exercisable.

The following table describes the potential payments and benefits to which Mr. McKee would be entitled upon the happening of the following events on December 31, 2014: (i) termination of Mr. McKee’s employment due to disability, (ii) termination of Mr. McKee’s employment by us without cause or by Mr. McKee for good reason, and (iii) our change of control. Mr. McKee would not be entitled to any payment upon any other kind of termination of his employment.

Event	Continuation of Salary	Continuation of Health Benefits (1)	Long-Term Incentives (5)	Total
Termination of employment due to disability	—	$16,162	—	$16,162
Termination of employment by us without “cause” (2) or by Mr. McKee for “good reason”(3)	$260,000	$16,162	—	$276,162
Change of Control(4) of GTT	—	—	$3,461,498	$3,461,4981

(1)	These amounts are based on 2014 premium rates.

(2)	The definition of “cause” under Mr. McKee’s employment agreement has the same meaning as under Mr. Calder’s employment agreement.

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(3)	Under the employment agreement, Mr. McKee may terminate his employment for “good reason” within ninety days following (a) the relocation of his primary office more than ten miles from McLean, Virginia, (b) a material change in his duties such that he is no longer our General Counsel, (c) the assignment to him of duties that are inconsistent with his position or that materially alter his ability to function as our General Counsel, or (d) a reduction in his total base compensation.

(4)	The Long Term Incentive payments would be in lieu of the Long-Term Incentives referred to in the preceding row. A corporate transaction means the consummation of a transaction in which we are consolidated with or acquired by another entity in a merger or sale of all or substantially all of our assets, other than a transaction to merely change the state of incorporation.

(5)	Represents the value derived from accelerated vesting of restricted stock and stock options.

If Mr. Bauer’s employment is terminated due to disability, he is entitled to a continuation of health benefits for twelve months following his termination. If Mr. Bauer’s employment is terminated by us without “cause,” or by Mr. Bauer for “good reason,” Bauer is entitled to receive his base salary and health benefits for twelve months following his termination. In addition, upon our change of control, any existing equity grants, including restricted stock, stock options or other awards, received from us by Mr. Bauer will vest immediately and become fully exercisable.

The following table describes the potential payments and benefits to which Mr. Bauer would be entitled upon the happening of the following events on December 31, 2014: (i) termination of Mr. Bauer’s employment due to disability, (ii) termination of Mr. Bauer’s employment by us without cause or by Mr. Bauer for good reason, and (iii) our change of control. Mr. Bauer would not be entitled to any payments upon any other kind of termination of employment.

Event	Continuation of Salary	Continuation of Health Benefits (1)	Long-Term Incentives (5)	Total
Termination of employment due to disability	—	$16,162	—	$16,162
Termination of employment by us without “cause”(2) or by Mr. Bauer for “good reason”(3)	$240,000	$16,162	—	$256,162
Change of Control (4) of GTT	—	—	$1,958,915	$1,958,915

(1)	These amounts are based on 2014 premium rates.

(2)	The definition of “cause” under Mr. Bauer’s employment agreement has the same meaning as under Mr. Calder’s employment agreement.

(3)	Under the employment agreement, Mr. Bauer may terminate his employment for “good reason” within ninety days following (a) the relocation of his primary office more than ten miles from McLean, Virginia, (b) a material change in his duties such that he is no longer our Chief Financial Officer, (c) the assignment to him of duties that are inconsistent with his position or that materially alter his ability to function as our Chief Financial Officer, or (d) a reduction in his total base compensation. The appointment in April 2015 of Michael Sicoli as our Chief Financial Officer is an event that entitles Mr. Bauer to terminate his employment for “good reason”, although he has not advised us that he intends to exercise this right.

(4)	The Long Term Incentive payments would be in lieu of the Long-Term Incentives referred to in the preceding row. A corporate transaction means the consummation of a transaction in which we are consolidated with or acquired by another entity in a merger or sale of all or substantially all of our assets, other than a transaction to merely change the state of incorporation.

(5)	Represents the value derived from accelerated vesting of restricted stock and stock options.

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We anticipate that we will generally enter into negotiated severance and release agreements with an executive upon the event of termination of the executive without cause.

Related Person Transactions

Other than the transactions described under the heading “Executive Compensation” (or with respect to which information is omitted in accordance with SEC regulations) and the transactions described below, during 2014, there has not been any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 and in which any director, executive officer, holder of 5% or more of any class of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

Procedures for Approval of Related Person Transactions

Our policy for the review and approval of transactions between us and related persons is set forth in the charter of our Audit Committee. Pursuant to the charter of our Audit Committee, it is the responsibility of our Audit Committee, unless specifically delegated by our Board of Directors to another committee of the Board of Directors, to review and approve all transactions or arrangements to which we were or will be a participant, in which the amount involved exceeded or will exceed $120,000, and in which any director, executive officer, holder of 5% or more of any class of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest. Additionally, it is the responsibility of our Audit Committee, unless specifically delegated by our Board of Directors to another committee of the Board of Directors, to review and make recommendations to the Board of Directors, or approve, any contracts or other transactions with current or former executive officers of our Company, including consulting arrangements, employment agreements, change-in-control agreements, termination arrangements, and loans to employees made or guaranteed by us. In the course of its review of a related party transaction, the Audit Committee will consider: the benefits to the Company; the effect on a director's independence in the event the related party is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; the terms available to unrelated third parties or to employees generally; and any other matters the Audit Committee deems appropriate.

Equity Compensation Plan Information

The following table sets forth certain information as of the end of the most recently completed fiscal year with respect to compensation plans (including individual compensation arrangements) under which equity securities are authorized for issuance.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance
Equity compensation plans approved by shareholders	1,342,615	4.84	450,987
Equity compensation plans not approved by shareholders	—	—	—
Equity compensation plans	1,342,615	4.84	450,987

(1) These plans include the 2011 Plan and the 2006 Plan.

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OTHER INFORMATION

Beneficial Ownership of Principal Stockholders, Directors, and Officers

The following table sets forth certain information regarding the beneficial ownership of our common stock on April 20, 2015, by (1) each current director, director nominee and named executive officer of our Company, (2) all current directors, director nominees and named executive officers of our Company as a group, and (3) each person known by us to own more than 5% of our common stock.

Percentage of beneficial ownership is calculated based on 34,658,742 shares of common stock outstanding as of April 20, 2015. Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or will become exercisable within 60 days after April 20, 2015, are deemed outstanding, while the shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Unless otherwise indicated in the footnotes below, we believe that the persons and entities named in the table have sole voting or investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

Unless otherwise indicated, the principal address of each of the persons below is c/o GTT Communications, Inc., 7900 Tysons One Place, Suite 1450, McLean, Virginia 22102.

	Number of Shares	Percentage of
Executive Officers and Directors	Beneficially Owned	Outstanding Shares
Richard D. Calder, Jr.(1)	1,644,169	4.74%
Michael Bauer(2)	249,209	0.72%
Chris McKee(3)	546,588	1.58%
Michael Sicoli	60,000	0.17%
H. Brian Thompson(4)	6,757,185	19.50%
Howard Janzen	299,342	0.86%
Theodore B. Smith, III	376,998	1.09%
Morgan E. O’Brien	151,514	0.44%
Rhodric C. Hackman(5)	167,927	0.48%
S. Joseph Bruno	93,530	0.27%

All executives officers and directors as a group (9 persons)	10,346,462	29.85%

Other 5% Stockholders
J. Carlo Cannell(6)	2,550,621	7.36%
Columbia W anger Asset Management LLC (7)	1,950,000	5.63%

(1)	Includes 40,625 shares issuable upon exercise of options that are presently exercisable or that will be exercisable within 60 days of the record date.

(2)	Includes 32,125 shares issuable upon exercise of options that are presently exercisable or that will be exercisable within 60 days of the record date.

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(3)	Includes 123,094 shares issuable upon exercise of options that are presently exercisable or that will be exercisable within 60 days of the record date.

(4)	Includes 6,190,171 shares of common stock owned by Universal Telecommunications, Inc. Mr. Thompson is the Chief Executive Officer and majority shareholder of Universal Telecommunications, Inc. The shares of Universal Telecommunications, Inc. not held by Mr. Thompson are owned by members of his family.

(5)	Includes 149,027 shares of common stock owned by the Hackman Family Trust and 18,900 shares of common stock owned by Mercator Capital L.L.C. Mr. Hackman and his spouse are the trustees of the Hackman Family Trust, the beneficiaries of which are members of the Hackman family. The Hackman Family Trust exercises joint control over Mercator Capital L.L.C. The beneficial owner’s address is 141 Via Paradisio, Palm Beach Gardens, Florida 33418.

(6)	Based on information contained in the Form 13G filed by J. Carlo Cannell on February 13, 2015. Includes 2,550,621 shares of common held by Anegada Master Fund Limited (“Anegada”), Tristan Partners, C.P. (“Tristan”),The Cuttyhunk Master Portfolio (“Cutty”) and Tonga Partners, L.P. (“Tonga” and collectively with Anegada, the “Funds”). J. Carlo Cannell possesses sole power to vote and direct the disposition of all such securities held by the Funds. The beneficial owner’s address is 310 East Pearl St., Unit A, P.O. Box 3459, Jackson, Wyoming 83001.

(7)	Based on information contained in the Form 13G filed by Columbia Wanger Asset Management L.L.C. on February 11, 2015. As of December 31, 2014, Columbia Wanger Asset Management L.L.C. owned 1,950,000 shares of Common Stock of the Issuer. The beneficial owner’s address is 227 West Monroe Street, Suite 3000, Chicago, Illinois 60606.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, officers, and persons that own more than 10% of a registered class of our Company’s equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors, and greater than 10% stockholders are required by SEC regulations to furnish our Company with copies of all Section 16(a) forms they file. Based solely upon our review of the copies of such forms received by us during the fiscal year ended December 31, 2014, we believe that each person who, at any time during such fiscal year, was a director, officer, or beneficial owner of more than 10% of our common stock complied with all Section 16(a) filing requirements during such fiscal year.

Incorporated By Reference

To the extent that this proxy statement is incorporated by reference into any other filing by us under the Securities Act of 1933 or the Exchange Act, the sections of this proxy statement entitled “Compensation Committee Report” and “Report of the Audit Committee” (to the extent permitted by the rules of the SEC, will not be deemed incorporated unless specifically provided otherwise in such filing. The information contained in those sections shall not be deemed “filed” with the SEC, or subject to Regulations 14A or 14C, or to the liabilities of Section 18 of the Exchange Act.

The Board of Directors recommends a vote “for” each of the nominees named herein.

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PROPOSAL 2

ADVISORY RESOLUTION APPROVING EXECUTIVE COMPENSATION

SEC rules adopted pursuant to the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enable our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules.

For the reasons stated below, we are requesting your approval of the following non-binding resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation discussion and analysis, compensation tables and narrative discussion is hereby APPROVED.”

The compensation of our named executive officers and our compensation philosophy policies are comprehensively described in the Compensation Discussion and Analysis and the Compensation of Executive Officers sections, and the accompanying tables (including all footnotes) and narrative, beginning on page 13 of this proxy statement.

The Compensation Committee designs our compensation policies for our named executive officers to create executive compensation arrangements that are linked both to the creation of long-term growth, shareholder value and companywide performance, and are competitive with peer companies of similar complexity and encourage stock ownership by our senior management. Based on its review of the total compensation of our named executive officers for fiscal year 2014, the Compensation Committee believes that the total compensation for each of the named executive officers is reasonable and effectively achieves the designed objectives of driving superior business and financial performance, attracting, retaining and motivating our people, aligning our executives with stockholders’ long-term interests, focusing on the long-term and creating balanced program elements that encourage aligned, systemic, sustainable performance.

Neither the approval nor the disapproval of this resolution will be binding on us or the Board of Directors or will be construed as overruling a decision by us or the Board of Directors. Neither the approval nor the disapproval of this resolution will create or imply any change to our fiduciary duties or create or imply any additional fiduciary duties for us or the Board of Directors. However, the Compensation Committee values the opinions that our stockholders express in their votes and will consider the outcome of the vote when making future executive compensation decisions as it deems appropriate.

Vote Required

The affirmative vote of a majority of shares of common stock present in person or represented by proxy at the meeting and entitled to vote on this Proposal is required for the approval of this Proposal.

The Board of Directors recommends a vote ‘for’ the non-binding advisory resolution relating to the compensation of our named executive officers.

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PROPOSAL 3

RATIFY THE APPOINTMENT OF COHNREZNICK LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE CURRENT FISCAL YEAR ENDING DECEMBER 31, 2015

CohnReznick LLP served as our independent registered public accounting firm in 2014 and is expected to be retained to do so in 2015. The Board has elected to ask our stockholders to ratify the appointment of the independent registered public accounting firm at the Annual Meeting as a matter of good corporate practice.

Stockholder ratification of the appointment of CohnReznick LLP as our independent registered public accounting firm is not required by our by-laws or otherwise. If the stockholders do not ratify the appointment, the Audit Committee will reconsider whether to retain the firm. In such event, the Audit Committee may retain CohnReznick LLP, notwithstanding the fact that the stockholders did not ratify the appointment, or select another recognized accounting firm without re-submitting the matter to the stockholders. Even if the appointment is ratified, the Audit Committee reserves the right in its discretion to select a different recognized accounting firm at any time if it determines that such a change would be in the best interests of our Company and our stockholders.

Vote Required

The affirmative vote of a majority of shares of common stock present in person or represented by proxy at the meeting and entitled to vote on this proposal is required for the approval of this Proposal.

The Board of Directors recommends a vote ‘for’ the ratification of the appointment of CohnReznick LLP as the Company’s Independent Registered Public Accounting Firm for the current fiscal year ending December 31, 2015.

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PROPOSAL 4

APPROVAL OF THE 2015 STOCK OPTION AND INCENTIVE PLAN

Background

The Board of Directors believes that stock options and other stock-based incentive awards can play an important role in the success of the Company by encouraging and enabling the employees, officers, non-employee directors and other key persons of the Company and its subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. The Board of Directors anticipates that providing such persons with a direct stake in the Company will assure a closer identification of the interests of such individuals with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

On April 28, 2015 the Board, upon the recommendation of the Compensation Committee, adopted the 2015 Stock Option and Incentive Plan, or the “2015 Plan”, subject to the approval of the Company’s stockholders. The 2015 Plan provides flexibility to the Compensation Committee to use various equity-based incentive awards as compensation tools to motivate the Company’s workforce. Following approval of the 2015 Plan by the stockholders, the Global Telecom & Technology, Inc. 2011 Employee, Director and Consultant Stock Plan (the “2011 Plan”) and the Global Telecom & Technology, Inc. 2006 Employee, Director and Consultant Stock Plan (the “2006 Plan” and together with the 2011 Plan, the “Existing Plans”) will continue according to their respective terms as in effect prior to the stockholder approval of the 2011 Plan. A copy of the 2015 Plan is attached as Appendix A to this proxy statement and is incorporated herein by reference.

As of March 31, 2015, there were stock options to acquire 1,319,791 shares of common stock outstanding under the Existing Plans with a weighted average exercise price of $6.26 and weighted average remaining term of 7.66 years, 1,604,122 shares of common stock awarded but unvested under the Existing Equity Plans and 301,418 shares of common stock available for awards under the Existing Plans.

The Board of Directors recommends a vote “for” approval of the 2015 Stock Option and Incentive Plan.

Summary of Material Features

The material features of the 2015 Plan are:

•	The maximum number of shares of common stock to be issued under the 2015 Plan is 3,000,000;

•	Grants of “full-value” awards are deemed for purposes of determining the number of shares available for future grants under the 2015 Plan as an award for one share for each share of common stock subject to the award. Grants of stock options or stock appreciation rights are deemed to be an award of one share for each share of common stock subject to the award;

•	Shares tendered or held back for taxes will not be added back to the reserved pool under the 2015 Plan. Upon the exercise of a stock appreciation right, the full number of shares underlying the Award will be charged to the reserved pool. Additionally, shares reacquired by the Company on the open market or otherwise using cash proceeds of option exercises will not be added to the reserved pool;

•	The award of stock options (both incentive and non-qualified options), stock appreciation rights, restricted stock, restricted stock units, unrestricted stock, performance shares, dividend equivalent rights and cash-based awards is permitted;

•	Minimum vesting periods are required for grants of restricted stock, restricted stock units and performance share awards;

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•	Without stockholder approval, the exercise price of stock options and stock appreciation rights will not be reduced and stock options and stock appreciation rights will not be otherwise repriced through cancellation in exchange for cash, other awards or stock options or stock appreciation rights with a lower exercise price; and

•	Any material amendment to the 2015 Plan is subject to approval by our stockholders.

Based solely on the closing price of our common stock as reported by the NYSE on April 20, 2015, the maximum aggregate market value of the common stock that could potentially be issued under the 2015 Plan is $54,930,000. The shares we issue under the 2015 Plan will be authorized but unissued shares or shares that we reacquire. The shares of common stock underlying any awards that are forfeited, canceled, reacquired by the Company prior to vesting, satisfied without any issuance of stock, expire or are otherwise terminated (other than by exercise) under the 2015 Plan are added back to the shares of common stock available for issuance under the 2015 Plan.

Qualified Performance-Based Compensation under Code Section 162(m)

To ensure that certain awards granted under the 2015 Plan to a “Covered Employee” (as defined in the Internal Revenue Code of 1986, as amended, or the “Code”) qualify as “performance-based compensation” under Section 162(m) of the Code, the 2015 Plan provides that the Compensation Committee may require that the vesting of such awards be conditioned on the satisfaction of performance criteria that may include any or all of the following: (1) earnings before interest, taxes, depreciation and amortization; (2) net income (loss) (either before or after interest, taxes, depreciation and/or amortization); (3) changes in the market price of the stock; (4) economic value-added; (5) funds from operations or similar measures; (6) sales or revenue; (7) acquisitions or strategic transactions; (8) product development or quality; (9) operating income (loss); (10) cash flow (including, but not limited to, operating cash flow and free cash flow); (11) return on capital, assets, equity or investment; (12) stockholder returns; (13) return on sales; (14) gross or net profit levels; (15) productivity; (16) expenses; (17) margins; (18) operating efficiency; (19) customer satisfaction; (20) working capital; (21) earnings (loss) per share of common stock; (22) sales or market shares; and (23) number of customers, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Compensation Committee will select the particular performance criteria within 90 days following the commencement of a performance cycle. Subject to adjustments for stock splits and similar events, the maximum award granted to any one individual that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code will not exceed 500,000 shares of common stock for any performance cycle and options or stock appreciation rights with respect to no more than 500,000 shares of common stock may be granted to any one individual during any calendar year period.

Summary of the 2015 Plan

The following description of certain features of the 2015 Plan is intended to be a summary only. This summary is qualified in its entirety by the full text of the 2015 Plan that is attached hereto as Appendix A.

Plan Administration. The 2015 Plan is administered by the Compensation Committee. The Compensation Committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2015 Plan. The Compensation Committee may delegate to our Chief Executive Officer the authority to grant stock options and other awards to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act and not subject to Section 162(m) of the Code, subject to certain limitations and guidelines.

Eligibility. Persons eligible to participate in the 2015 Plan will be those full or part-time officers, employees, non-employee directors and other key persons (including consultants and prospective officers) of the Company and its subsidiaries as selected from time to time by the Compensation Committee in its discretion.

Plan Limits. The maximum award of stock options or stock appreciation rights granted to any one individual will not exceed 500,000 shares of common stock (subject to adjustment for stock splits and similar

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events) for any calendar year period. If any award of restricted stock, restricted stock units or performance shares granted to an individual is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, then the maximum award shall not exceed 500,000 shares of common stock (subject to adjustment for stock splits and similar events) to any one such individual in any performance cycle. In addition, no more than 500,000 shares will be issued in the form of incentive stock options.

Effect of Awards. For purposes of determining the number of shares of common stock available for issuance under the 2015 Plan, the grant of any “full value” award, such as a restricted stock award, restricted stock unit, unrestricted stock award or performance share will be counted as one shares for each share of common stock actually subject to the award. The grant of any stock option or stock appreciation right will be counted for this purpose as one share from each share of common stock actually subject to the award.

Stock Options. The 2015 Plan permits the granting of (1) options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Code and (2) options that do not so qualify. Options granted under the 2015 Plan will be non-qualified options if they fail to qualify as incentive options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of the Company and its subsidiaries. Non-qualified options may be granted to any persons eligible to receive incentive options and to non-employee directors and key persons. The option exercise price of each option will be determined by the Compensation Committee but may not be less than 100 percent of the fair market value of the common stock on the date of grant. Fair market value for this purpose will be the last reported sale price of the shares of common stock on the NYSE on the date of grant. The exercise price of an option may not be reduced after the date of the option grant, other than to appropriately reflect changes in our capital structure.

The term of each option will be fixed by the Compensation Committee and may not exceed ten years from the date of grant. The Compensation Committee will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the Compensation Committee. In general, unless otherwise permitted by the Compensation Committee, no option granted under the 2015 Plan is transferable by the optionee other than by will or by the laws of descent and distribution, and options may be exercised during the optionee’s lifetime only by the optionee, or by the optionee’s legal representative or guardian in the case of the optionee’s incapacity.

Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the Compensation Committee or by delivery (or attestation to the ownership) of shares of common stock that are beneficially owned by the optionee for at least six months or were purchased in the open market. Subject to applicable law, the exercise price may also be delivered to the Company by a broker pursuant to irrevocable instructions to the broker from the optionee. In addition, the Compensation Committee may permit non-qualified options to be exercised using a net exercise feature which reduces the number of shares issued to the optionee by the number of shares with a fair market value equal to the exercise price.

To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year.

Stock Appreciation Rights. The Compensation Committee may award stock appreciation rights subject to such conditions and restrictions as the Compensation Committee may determine. Stock appreciation rights entitle the recipient to shares of common stock equal to the value of the appreciation in the stock price over the exercise price. The exercise price is the fair market value of the common stock on the date of grant. The maximum term of a stock appreciation right is ten years.

Restricted Stock. The Compensation Committee may award shares of common stock to participants subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals (as summarized above) and/or continued employment with the Company through a specified restricted period.

Restricted Stock Units. The Compensation Committee may award restricted stock units to any participant. Restricted stock units are ultimately payable in the form of shares of common stock and may be subject to such

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conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals (as summarized above) and/or continued employment with the Company through a specified vesting period.

Unrestricted Stock Awards. The Compensation Committee may also grant shares of common stock which are free from any restrictions under the 2015 Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such participant.

Performance Share Awards. The Compensation Committee may grant performance share awards to any participant, which entitle the recipient to receive shares of common stock upon the achievement of certain performance goals (as summarized above) and such other conditions as the Compensation Committee shall determine.

Dividend Equivalent Rights. The Compensation Committee may grant dividend equivalent rights to participants which entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of common stock. Dividend equivalent rights granted as a component of another award subject to performance vesting may be paid only if the related award becomes vested. Dividend equivalent rights may be settled in cash, shares of common stock or a combination thereof, in a single installment or installments, as specified in the award.

Change of Control Provisions. The 2015 Plan provides that upon the effectiveness of a “sale event” as defined in the 2015 Plan, except as otherwise provided by the Compensation Committee in the award agreement, all stock options, stock appreciation rights and other awards may be assumed or continued by the successor entity or substitution may be made of awards with new awards from the acquiring party, in each case with appropriate adjustments to take into account the impact of the transaction. To the extent, however, that the parties to such sale event do not agree that all stock options, stock appreciation rights or any other awards shall be assumed, continued or substituted for, then, at the discretion of the Board, any or all of such stock options and stock appreciation rights may become fully exercisable, the restrictions and conditions on all such other awards with time-based conditions may be waived and awards with conditions and restrictions relating to the attainment of performance goals may become vested and non-forfeitable. In addition, in the case of a sale event in which the Company’s stockholders will receive cash consideration, the Company may make or provide for a cash payment to participants holding options and stock appreciation rights equal to the difference between the per share cash consideration and the exercise price of the options or stock appreciation rights in exchange for the cancellation thereto.

Adjustments for Stock Dividends, Stock Splits, Etc. The 2015 Plan requires the Compensation Committee to make appropriate adjustments to the number of shares of common stock that are subject to the 2015 Plan, to certain limits in the 2015 Plan, and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.

Tax Withholding. Participants in the 2015 Plan are responsible for the payment of any federal, state or local taxes that the Company is required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. Subject to approval by the Compensation Committee, participants may elect to have the minimum tax withholding obligations satisfied by authorizing the Company to withhold shares of common stock to be issued pursuant to the exercise or vesting of such award.

Amendments and Termination. The Board may at any time amend or discontinue the 2015 Plan and the Compensation Committee may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent. To the extent required under the rules of the NYSE, any amendments that materially change the terms of the 2015 Plan will be subject to approval by our stockholders. Amendments shall also be subject to approval by our stockholders if and to the extent determined by the Compensation Committee to be required by the Code to preserve the qualified status of incentive options or to ensure that compensation earned under the 2015 Plan qualifies as performance-based compensation under Section 162(m) of the Code.

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Effective Date of 2015 Plan. The Board adopted the 2015 Plan on April 28, 2015, and the 2015 Plan becomes effective on the date it is approved by stockholders. Awards of incentive options may be granted under the 2015 Plan until 10 years from the date of Board approval. No other awards may be granted under the 2015 Plan after the date that is 10 years from the date of stockholder approval.

New Plan Benefits

Because the grant of awards under the 2015 Plan is within the discretion of the Compensation Committee, the Company cannot determine the dollar value or number of shares of common stock that will in the future be received by or allocated to any participant in the 2015 Plan. Accordingly, in lieu of providing information regarding benefits that will be received under the 2015 Plan, the following table provides information concerning the benefits that were received by the following persons and groups during 2014: each named executive officer; all current executive officers, as a group; all current directors who are not executive officers, as a group; and all employees who are not executive officers, as a group.

	Options		Restricted Stock
Name and Position	Average Exercise Price	Number (#)	Dollar Value ($)	Number (#)
H. Brian Thompson, Executive Chairman	0	0	114,000	11,014
Richard D. Calder, Jr., Chief Executive Officer and President	12.75	64,900	3,044,675	237,700
Michael Bauer, Chief Financial Officer and Treasurer	12.75	22,800	1,129,800	88,200
Chris McKee, General Counsel and Secretary	12.75	32,300	1,840,925	143,700
All current executive officers, as a group	12.75	120,000	6,129,400	480,614
All current directors who are not executive officers, as a group	0	0	427,496	40,092
All current employees who are not executive officers, as a group	10.33	361,450	5,709,573	460,706

Tax Aspects Under the Code

The following is a summary of the principal federal income tax consequences of certain transactions under the 2015 Plan. It does not describe all federal tax consequences under the 2015 Plan, nor does it describe state or local tax consequences.

Incentive Options. No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If shares of common stock issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (1) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (2) the Company will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If shares of common stock acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (1) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the option price thereof, and (2) we will be entitled to deduct such amount. Special rules apply where all or a portion of the exercise price of the incentive option is paid by tendering shares of common stock.

If an incentive option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

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Non-Qualified Options. No income is realized by the optionee at the time the option is granted. Generally (1) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares of common stock on the date of exercise, and we receive a tax deduction for the same amount, and (2) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held. Special rules apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of common stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

Other Awards. The Company generally will be entitled to a tax deduction in connection with an award under the 2015 Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize such tax at the time that an award is exercised, vests or becomes non-forfeitable, unless the award provides for a further deferral.

Parachute Payments. The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change in control (such as a sale event) may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20 percent federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on Deductions. Under Section 162(m) of the Code, the Company’s deduction for certain awards under the 2015 Plan may be limited to the extent that the Chief Executive Officer or other executive officer whose compensation is required to be reported in the summary compensation table (other than the Principal Financial Officer) receives compensation in excess of $1.0 million a year (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code). The 2015 Plan is structured to allow certain awards to qualify as performance-based compensation.

Vote Required

The affirmative vote of a majority of shares of common stock present in person or represented by proxy at the meeting and entitled to vote on this proposal is required for the approval of the 2015 Plan.

The Board of Directors recommends a vote “for” approval of the 2015 Stock Option and Incentive Plan.

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CERTAIN MATTERS RELATING TO PROXY MATERIALS AND ANNUAL REPORTS

Electronic Access of Proxy Materials and Annual Reports

This proxy statement and our annual report on Form 10-K are available on our Internet website at http://www.gtt.net/investor-relations/. Stockholders can elect to access future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. Providing these documents over the Internet will reduce our printing and postage costs and the number of paper documents stockholders would otherwise receive. We will notify stockholders who consent to accessing these documents over the Internet when such documents will be available. Once given, a stockholder’s consent will remain in effect until such stockholder revokes it by notifying us otherwise at GTT Communications, Inc., 7900 Tysons One Place, Suite 1450, McLean, Virginia 22102, Attention: Corporate Secretary. Stockholders of record voting by mail can choose this option by marking the appropriate box on the proxy card included with this proxy statement. Beneficial owners whose shares are held in street name should refer to the information provided by the institution that holds such beneficial owner’s shares and follow the instructions on how to elect to access future proxy statements and annual reports over the Internet, if this option is provided by such institution. Paper copies of these documents may be requested by writing us at GTT Communications, Inc., 7900 Tysons One Place, Suite 1450, McLean, Virginia 22102, Attention: Corporate Secretary.

“Householding” of Proxy Materials and Annual Reports for Record Owners

The SEC rules permit us, with your permission, to deliver a single proxy statement and annual report to any household at which two or more stockholders of record reside at the same address. Each stockholder will continue to receive a separate proxy card. This procedure, known as “householding,” reduces the volume of duplicate information you receive and helps to reduce our expenses. Stockholders of record voting by mail can choose this option by marking the appropriate box on the proxy card included with this proxy statement. Once given, a stockholder’s consent will remain in effect until such shareholder revokes it by notifying our Secretary as described above. If you revoke your consent, we will begin sending you individual copies of future mailings of these documents within 30 days after we receive your revocation notice. Stockholders of record who elect to participate in householding may also request a separate copy of future proxy statements and annual reports by contacting our Corporate Secretary as described above.

Separate Copies for Beneficial Owners

Institutions that hold shares in street name for two or more beneficial owners with the same address are permitted to deliver a single proxy statement and annual report to that address. Any such beneficial owner can request a separate copy of this proxy statement or the annual report on Form 10-K by contacting our Corporate Secretary as described above. Beneficial owners with the same address who receive more than one proxy statement and annual report on Form 10-K may request delivery of a single proxy statement and annual report on Form 10-K by contacting our Corporate Secretary as described above.

Other Matters

We know of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as our Board of Directors may recommend.

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Appendix A

GTT COMMUNICATIONS, INC.

____________________

2015 STOCK OPTION AND INCENTIVE PLAN

SECTION 1. GENERAL PURPOSE OF THIS PLAN; DEFINITIONS

The name of this plan is the GTT Communications, Inc. 2015 Stock Option and Incentive Plan (this “Plan”). The purpose of this Plan is to encourage and enable the officers, employees, Non-Employee Directors and Consultants of GTT Communications, Inc. (the “Company”) and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its businesses to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Administrator” means either the Board or the compensation committee of the Board or a similar committee performing the functions of the compensation committee and which is comprised of not less than two (2) Non-Employee Directors who are independent.

“Award” or “Awards,” except where referring to a particular category of grant under this Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Units, Restricted Stock Awards, Unrestricted Stock Awards, Performance Share Awards and Dividend Equivalent Rights.

“Award Certificate” means a written or electronic document setting forth the terms and provisions applicable to an Award granted under this Plan. Each Award Certificate is subject to the terms and conditions of this Plan.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Consultant” means any natural person that provides bona fide services to the Company, and such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

“Covered Employee” means an employee who is a “Covered Employee” within the meaning of Section 162(m) of the Code.

“Dividend Equivalent Right” means an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee.

“Effective Date” means the date on which this Plan is approved by stockholders as set forth in Section 20.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is listed on the New York Stock Exchange or another national securities exchange, the determination shall be made by reference to market quotations. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Performance-Based Award” means any Restricted Stock Award, Restricted Stock Units or Performance Share Award granted to a Covered Employee that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code and the regulations promulgated thereunder.

“Performance Criteria” means the criteria that the Administrator selects for purposes of establishing the Performance Goal or Performance Goals for an individual for a Performance Cycle. The Performance Criteria (which shall be applicable to the organizational level specified by the Administrator, including, but not limited to, the Company or a unit, division, group, or Subsidiary of the Company) that will be used to establish Performance Goals are limited to the following: total shareholder return, earnings before interest, taxes, depreciation and amortization, net income (loss) (either before or after interest, taxes, depreciation and/or amortization), changes in the market price of the Stock, economic value-added, funds from operations or similar measure, sales or revenue, acquisitions or strategic transactions, operating income (loss), cash flow (including, but not limited to, operating cash flow and free cash flow), return on capital, assets, equity, or investment, return on sales, gross or net profit levels, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings (loss) per share of Stock, sales or market shares and number of customers, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Committee may appropriately adjust any evaluation performance under a Performance Criterion to exclude any of the following events that occurs during a Performance Cycle: (i) asset write-downs or impairments, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reporting results, (iv) accruals for reorganizations and restructuring programs, (v) any extraordinary non-recurring items, including those described in the Financial Accounting Standards Board’s authoritative guidance and/or in management’s discussion and analysis of financial condition of operations appearing the Company’s annual report to stockholders for the applicable year, and (vi) any other extraordinary items adjusted from the Company U.S. GAAP results.

“Performance Cycle” means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Criteria will be measured for the purpose of determining a grantee’s right to and the payment of a Restricted Stock Award, Restricted Stock Units or Performance Share Award, the vesting and/or payment of which is subject to the attainment of one or more Performance Goals. Each such period shall not be less than twelve (12) months.

“Performance Goals” means, for a Performance Cycle, the specific goals established in writing by the Administrator for a Performance Cycle based upon the Performance Criteria.

“Performance Share Award” means an Award entitling the recipient to acquire shares of Stock upon the attainment of specified performance goals.

“Restricted Shares” means the shares of Stock underlying a Restricted Stock Award that remain subject to a risk of forfeiture or the Company’s right of repurchase.

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“Restricted Stock Award” means an Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Restricted Stock Units” means an Award of stock units subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Sale Event” shall mean (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (iii) the sale of a majority of the Stock of the Company to an unrelated person, entity or group thereof acting in concert, or (iv) any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company.

“Sale Price” means the value as determined by the Administrator of the consideration payable, or otherwise to be received by stockholders, per share of Stock pursuant to a Sale Event.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Stock” means the Common Stock, par value $0.001 per share, of the Company, subject to adjustments pursuant to Section 3.

“Stock Appreciation Right” means an Award entitling the recipient to receive shares of Stock having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has at least a fifty percent (50%) interest, either directly or indirectly.

“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.

“Unrestricted Stock Award” means an Award of shares of Stock free of any restrictions.

SECTION 2. ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a)          Administration of Plan. This Plan shall be administered by the Administrator.

(b)          Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of this Plan, including the power and authority:

(i)          to select the individuals to whom Awards may from time to time be granted;

(ii)         to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Unrestricted Stock Awards, Performance Share Awards and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;

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(iii)        to determine the number of shares of Stock to be covered by any Award;

(iv)        to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of this Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the forms of Award Certificates;

(v)         to accelerate at any time the exercisability or vesting of all or any portion of any Award in circumstances involving the grantee’s death, disability, retirement or termination of employment, or a change in control (including a Sale Event);

(vi)        subject to the provisions of Section 5(c), to extend at any time the period in which Stock Options may be exercised; and

(vii)       at any time to adopt, alter and repeal such rules, guidelines and practices for administration of this Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of this Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of this Plan; to decide all disputes arising in connection with this Plan; and to otherwise supervise the administration of this Plan.

All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

(c)          Delegation of Authority to Grant Awards. Subject to applicable law, the Administrator, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Administrator’s authority and duties with respect to the granting of Awards to individuals who are (i) not subject to the reporting and other provisions of Section 16 of the Exchange Act and (ii) not Covered Employees. Any such delegation by the Administrator shall include a limitation as to the amount of Stock underlying Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of this Plan.

(d)          Award Certificate. Awards under this Plan shall be evidenced by Award Certificates that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award and the provisions applicable in the event employment or service terminates.

(e)          Indemnification. Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s articles or bylaws or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

(f)          Foreign Award Recipients. Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have employees or other individuals eligible for Awards, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by this Plan; (ii) determine which individuals outside the United States are eligible to participate in this Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3(a); and (v) take any action, before or after an Award is made, that the Administrator determines to be

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necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

SECTION 3. STOCK ISSUABLE UNDER THIS PLAN; MERGERS; SUBSTITUTION

(a)          Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under this Plan shall be three million (3,000,000) shares, subject to adjustment as provided in this Section 3. For purposes of this limitation, the shares of Stock underlying any Awards that are forfeited, canceled or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under this Plan. Notwithstanding the foregoing, the following shares shall not be added to the shares authorized for grant under this Plan: (i) shares tendered or held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, and (ii) shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right upon exercise thereof. In the event the Company repurchases shares of Stock on the open market, such shares shall not be added to the shares of Stock available for issuance under this Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Stock Options or Stock Appreciation Rights with respect to no more than five hundred thousand (500,000) shares of Stock may be granted to any one individual grantee during any one calendar year period, and no more than five hundred thousand (500,000) shares of the Stock may be issued in the form of Incentive Stock Options. The shares available for issuance under this Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

(b)          Effect of Awards. The grant of any Award shall be deemed, for purposes of determining the number of shares of Stock available for issuance under Section 3(a), as an Award for one share of Stock for each such share of Stock actually subject to the Award. Any forfeitures, cancellations or other terminations (other than by exercise) of such Awards shall be returned to the reserved pool of shares of Stock under this Plan in the same manner.

(c)          Changes in Stock. Subject to Section 3(d), if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under this Plan, including the maximum number of shares that may be issued in the form of Incentive Stock Options, (ii) the number of Stock Options or Stock Appreciation Rights that can be granted to any one individual grantee and the maximum number of shares that may be granted under a Performance-Based Award, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under this Plan, (iv) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and (v) the exercise price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under this Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under this Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

(d)          Mergers and Other Transactions. In the case of and subject to the consummation of a Sale Event, the parties thereto may cause the assumption or continuation of Awards theretofore granted by the Company, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree. To

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the extent the parties to such Sale Event do not provide for the assumption, continuation or substitution of Awards, upon the effective time of the Sale Event, this Plan and all outstanding Awards granted hereunder shall terminate. In such case, except as may be otherwise provided in the relevant Award Certificate, the Board may in its discretion cause any or all Options and Stock Appreciation Rights that are not exercisable immediately prior to the effective time of the Sale Event to become exercisable, in whole or in part, as of the effective time of the Sale Event, any or all other Awards with time-based vesting conditions or restrictions to become vested and nonforfeitable, in whole or in part, as of the effective time of the Sale Event, and any or all Awards with conditions and restrictions relating to the attainment of performance goals to become vested and nonforfeitable, in whole or in part, in connection with a Sale Event. In addition, the Board may waive any or all Company repurchase rights with respect to outstanding Restricted Stock Awards effective as of the effective time of the Sale Event. In the event of such termination, (i) the Board shall have the option (in its sole discretion) to make or provide for a cash payment to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the Sale Price multiplied by the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights; or (ii) each such grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Board, to exercise all outstanding Options and Stock Appreciation Rights (to the extent then exercisable) held by such grantee.

SECTION 4. ELIGIBILITY

Grantees under this Plan will be such full or part-time officers and other employees, Non-Employee Directors and Consultants of the Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion.

SECTION 5. STOCK OPTIONS

(a)          Award of Stock Options. The Administrator may grant Stock Options under this Plan. Any Stock Option granted under this Plan shall be in such form as the Administrator may from time to time approve.

Stock Options granted under this Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

Stock Options granted pursuant to this Section 5 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish.

(b)          Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Administrator at the time of grant but shall not be less than one hundred percent (100%)of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the option price of such Incentive Stock Option shall be not less than one hundred ten percent (110%) of the Fair Market Value on the grant date.

(c)          Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten (10) years after the date the Stock Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five (5) years from the date of grant.

(d)          Exercisability; Rights of a Stockholder. Subject to Section 3(d), Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. Subject to Section 3(d), the Administrator may at any time accelerate the exercisability of all or any

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portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(e)          Method of Exercise. Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods except to the extent otherwise provided in the Option Award Certificate:

(i)          In cash, by certified or bank check or other instrument acceptable to the Administrator;

(ii)         Through the delivery (or attestation to the ownership following such procedures as the Company may prescribe) of shares of Stock that are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date;

(iii)        By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Company shall prescribe as a condition of such payment procedure; or

(iv)        With respect to Stock Options that are not Incentive Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price.

Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award Certificate or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

(f)          Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

SECTION 6. STOCK APPRECIATION RIGHTS

(a)          Award of Stock Appreciation Rights. The Administrator may grant Stock Appreciation Rights under this Plan. A Stock Appreciation Right is an Award entitling the recipient to receive shares of Stock having a value equal to the excess of the Fair Market Value of a share of Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

(b)          Exercise Price of Stock Appreciation Rights. The exercise price of a Stock Appreciation Right shall not be less than one hundred percent (100%) of the Fair Market Value of the Stock on the date of grant.

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(c)          Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Administrator independently of any Stock Option granted pursuant to Section 5.

(d)          Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Administrator. The term of a Stock Appreciation Right may not exceed ten (10) years.

SECTION 7. RESTRICTED STOCK AWARDS

(a)          Nature of Restricted Stock Awards. The Administrator may grant Restricted Stock Awards under this Plan. A Restricted Stock Award is any Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award Certificate shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. The purchase price, if any, for a Restricted Stock Award must be fully paid promptly after the grant date.

(b)          Rights as a Stockholder. Upon the grant of the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Shares and receipt of dividends; provided that if the lapse of restrictions with respect to the Restricted Stock Award is tied to the attainment of performance goals, any dividends paid by the Company during the performance period shall accrue and shall not be paid to the grantee until and to the extent the performance goals are met with respect to the Restricted Stock Award. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Shares shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Shares are vested as provided in Section 7(d), and (ii) certificated Restricted Shares shall remain in the possession of the Company until such Restricted Shares are vested as provided in Section 7(d), and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.

(c)          Restrictions. Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Certificate. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 17, in writing after the Award is issued, if a grantee’s employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Shares that have not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price (if any) from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder. Following such deemed reacquisition of Restricted Shares that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.

(d)          Vesting of Restricted Shares. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Shares and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Shares and shall be deemed “vested.”

SECTION 8. RESTRICTED STOCK UNITS

(a)          Nature of Restricted Stock Units. The Administrator may grant Restricted Stock Units under this Plan. A Restricted Stock Unit is an Award of stock units that may be settled in shares of Stock upon the satisfaction of such restrictions and conditions at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award Certificate shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. Except in the case of Restricted Stock Units with a deferred

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settlement date that complies with Section 409A, at the end of the vesting period, the Restricted Stock Units, to the extent vested, shall be settled in the form of shares of Stock. Restricted Stock Units with deferred settlement dates are subject to Section 409A and shall contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order to comply with the requirements of Section 409A.

(b)          Election to Receive Restricted Stock Units in Lieu of Compensation. The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of an award of Restricted Stock Units. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. Any such future cash compensation that the grantee elects to defer shall be converted to a fixed number of Restricted Stock Units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the grantee if such payment had not been deferred as provided herein. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate. Any Restricted Stock Units that are elected to be received in lieu of cash compensation shall be fully vested, unless otherwise provided in the Award Certificate.

(c)          Rights as a Stockholder. A grantee shall have the rights as a stockholder only as to shares of Stock acquired by the grantee upon settlement of Restricted Stock Units; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the stock units underlying his Restricted Stock Units, subject to the provisions of Section 10 and such terms and conditions as the Administrator may determine.

(d)          Termination. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 17, in writing after the Award is issued, a grantee’s right in all Restricted Stock Units that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 9. UNRESTRICTED STOCK AWARDS

Grant or Sale of Unrestricted Stock. The Administrator may grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award under this Plan. An Unrestricted Stock Award is an Award pursuant to which the grantee may receive shares of Stock free of any restrictions under this Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

SECTION 10. PERFORMANCE SHARE AWARDS

(a)          Nature of Performance Share Awards. The Administrator may grant Performance Share Awards under this Plan. A Performance Share Award is an Award entitling the grantee to receive shares of Stock upon the attainment of performance goals. The Administrator shall determine whether and to whom Performance Share Awards shall be granted, the performance goals, the periods during which performance is to be measured, which may not be less than one (1) year except in the case of a Sale Event, and such other limitations and conditions as the Administrator shall determine.

(b)          Rights as a Stockholder. A grantee receiving a Performance Share Award shall have the rights of a stockholder only as to shares of Stock actually received by the grantee under this Plan and not with respect to shares subject to the Award but not actually received by the grantee. A grantee shall be entitled to receive shares of Stock under a Performance Share Award only upon satisfaction of all conditions specified in the Performance Share Award Certificate (or in a performance plan adopted by the Administrator).

(c)          Termination. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 17, in writing after the Award is issued, a grantee’s rights in all Performance Share Awards shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

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SECTION 11. PERFORMANCE-BASED AWARDS TO COVERED EMPLOYEES

(a)          Performance-Based Awards. The Administrator may grant one or more Performance-Based Awards in the form of a Restricted Stock Award, Restricted Stock Units or Performance Share Awards payable upon the attainment of Performance Goals that are established by the Administrator and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Administrator. The Administrator shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for any Performance Cycle. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. Each Performance-Based Award shall comply with the provisions set forth below.

(b)          Grant of Performance-Based Awards. With respect to each Performance-Based Award granted to a Covered Employee, the Administrator shall select, within the first 90 days of a Performance Cycle (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the Performance Criteria for such grant, and the Performance Goals with respect to each Performance Criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). Each Performance-Based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The Performance Criteria established by the Administrator may be (but need not be) different for each Performance Cycle and different Performance Goals may be applicable to Performance-Based Awards to different Covered Employees.

(c)          Payment of Performance-Based Awards. Following the completion of a Performance Cycle, the Administrator shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Performance-Based Awards earned for the Performance Cycle. The Administrator shall then determine the actual size of each Covered Employee’s Performance-Based Award.

(d)          Maximum Award Payable. The maximum Performance-Based Award payable to any one Covered Employee under this Plan for a Performance Cycle is five hundred thousand (500,000) shares of Stock (subject to adjustment as provided in Section 3(c)).

SECTION 12. DIVIDEND EQUIVALENT RIGHTS

(a)          Dividend Equivalent Rights. The Administrator may grant Dividend Equivalent Rights under this Plan. A Dividend Equivalent Right is an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other Award to which it relates) if such shares had been issued to the grantee. A Dividend Equivalent Right may be granted hereunder to any grantee as a component of an award of Restricted Stock Units, Restricted Stock Award or Performance Share Award or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Certificate. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of an Award of Restricted Stock Units or Performance Share Award shall provide that such Dividend Equivalent Right shall be settled only upon settlement or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award.

(b)          Termination. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 17, in writing after the Award is issued, a grantee’s rights in all Dividend Equivalent Rights shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

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SECTION 13. Transferability of Awards

(a)          Transferability. Except as provided in Section 13(b), during a grantee’s lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

(b)          Administrator Action. Notwithstanding Section 13(a), the Administrator, in its discretion, may provide either in the Award Certificate regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Non-Qualified Options to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award. In no event may an Award be transferred by a grantee for value.

(c)          Family Member. For purposes of Section 13(b), “family member” shall mean a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than fifty percent (50%) of the voting interests.

(d)          Designation of Beneficiary. To the extent permitted by the Company, each grantee to whom an Award has been made under this Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

SECTION 14. TAX WITHHOLDING

(a)          Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.

(b)          Payment in Stock. Subject to approval by the Administrator, a grantee may elect to have the Company’s minimum required tax withholding obligation satisfied, in whole or in part, by authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due. The Administrator may also require Awards to be subject to mandatory share withholding up to the required withholding amount. For purposes of share withholding, the Fair Market Value of withheld shares shall be determined in the same manner as the value of Stock includible in income of the Participants.

SECTION 15. Section 409A awards

To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any

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amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six (6) months and one (1) day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any such Award may not be accelerated except to the extent permitted by Section 409A.

SECTION 16. TERMINATION OF EMPLOYMENT, TRANSFER, LEAVE OF ABSENCE, ETC.

(a)          Termination of Employment. If the grantee’s employer (if other than the Company) ceases to be a Subsidiary, the grantee shall be deemed to have terminated employment for purposes of this Plan.

(b)          For purposes of this Plan, the following events shall not be deemed a termination of employment:

(i)          a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

(ii)         an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 17. AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue this Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. Except as provided in Section 3(c) or 3(d), without prior stockholder approval, in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or effect repricing through cancellation and re-grants or cancellation of Stock Options or Stock Appreciation Rights in exchange for cash. To the extent required under the rules of any securities exchange or market system on which the Stock is listed, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under this Plan are qualified under Section 422 of the Code, or to ensure that compensation earned under Awards qualifies as performance-based compensation under Section 162(m) of the Code, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 17 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(c) or 3(d).

SECTION 18. STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 19. GENERAL PROVISIONS

(a)          No Distribution. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

(b)          Delivery of Stock Certificates. Stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the

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Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. All Stock certificates delivered pursuant to this Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

(c)          Stockholder Rights. Until Stock is deemed delivered in accordance with Section 20(b), no right to vote or receive dividends or any other rights of a stockholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the grantee with respect to an Award.

(d)          Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

(e)          Trading Policy Restrictions. Option exercises and other Awards under this Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.

(f)          Clawback Policy. Awards under this Plan shall be subject to the Company’s clawback policy, as in effect from time to time.

(g)          Headings; Section References. The headings contained in this Plan are for purposes of convenience only and shall not affect the meaning or interpretation of this Plan. All references in this Plan sections and other subdivisions refer to the corresponding sections and other subdivisions of or to this Plan unless expressly provided otherwise.

SECTION 20. EFFECTIVE DATE OF PLAN

This Plan shall become effective upon stockholder approval in accordance with applicable state law, the Company’s bylaws and articles of incorporation, and applicable stock exchange rules. No grants of Stock Options and other Awards may be made hereunder after the tenth anniversary of the Effective Date and no grants of Incentive Stock Options may be made hereunder after the tenth anniversary of the date this Plan is approved by the Board.

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SECTION 21. GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles.

DATE APPROVED BY BOARD OF DIRECTORS:

DATE APPROVED BY STOCKHOLDERS:

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ANNUAL MEETING OF STOCKHOLDERS OF GTT COMMUNICATIONS, INC. June 4, 2015 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at - {Insert web address where material will be hosted} NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at www.gtt.net/investor-relations Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. A. Election of Directors: 1. The Board of Directors recommends that you vote FOR the listed nominees. O Richard D. Calder, Jr. O H. Brian Thompson O S. Joseph Bruno O Rhodric C. Hackman O Howard E. Janzen O Morgan E. O'Brien O Theodore B. Smith, III B. Vote on Proposals 2. The Board of Directors recommends that you vote FOR the Proposal to approve the non-binding advisory resolution relating to the compensation of our named executive officers. 3. The Board of Directors recommends that you vote FOR the ratification of the appointment of CohnReznick LLP as our independent registered public accounting firm for current fiscal year ending December 31, 2015. 4. The Board of Directors recommends that you vote FOR the Proposal to approve the 2015 Stock Option and Incentive Plan. 5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED. THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL DIRECTORS, "FOR" PROPOSAL 2, "FOR" PROPOSAL 3 AND “FOR” PROPOSAL 4. FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x ------------------ Please detach along perforated line and mail in the envelope provided. ---------------- 20703030030000000000 9 060415 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN 15-475 1

ANNUAL MEETING OF SHAREHOLDERS OF GTT COMMUNICATIONS, INC. June 4, 2015 INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. Vote online until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at www.gtt.net/investor-relations Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet. Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. O Richard D. Calder, Jr. O H. Brian Thompson O S. Joseph Bruno O Rhodric C. Hackman O Howard E. Janzen O Morgan E. O'Brien O Theodore B. Smith, III O Morgan E. O'Brien O Theodore B. Smith, III B. Vote on Proposals 2. The Board of Directors recommends that you vote FOR the Proposal to approve the non-binding advisory resolution relating to the compensation of our named executive officers. 3. The Board of Directors recommends that you vote FOR the ratification of the appointment of CohnReznick LLP as our independent registered public accounting firm for current fiscal year ending December 31, 2015. 4. The Board of Directors recommends that you vote FOR the Proposal to approve the 2015 Stock Option and Incentive Plan. 5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED. THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL DIRECTORS, "FOR" PROPOSAL 2, "FOR" PROPOSAL 3 AND “FOR” PROPOSAL 4. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)

GTT COMMUNICATIONS, INC. 7900 Tysons One Place Suite 1450 McLean, Virginia 22102 ANNUAL MEETING OF STOCKHOLDERS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF GTT COMMUNICATIONS, INC. The undersigned appoints Richard D. Calder, Jr. and Chris McKee, and each of them, with full power to act without the other, as proxies, each with the power to appoint a substitute, and hereby authorizes either of them to represent and to vote, as designated on the reverse side, all shares of common stock of GTT Communications, Inc. ("GTT") held of record by the undersigned on April 20, 2015, at the Annual Meeting of Stockholders to be held on June 4, 2015, or any postponement or adjournment thereof. THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED. THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL DIRECTORS, "FOR" PROPOSAL 2, “FOR” PROPOSAL 3 AND "FOR" PROPOSAL 4. (Continued and to be signed on the reverse side) 1.1 15-475 3